                             PURCHASE AND SALE AGREEMENT




                                    by and between

                     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                              a New Jersey corporation
                                      ("Seller")


                                         and

                           MERIDIAN INDUSTRIAL TRUST, INC.,
                                a Maryland corporation
                                      ("Buyer")



                               INDUSTRIAL PACKAGE SALE

                                   TEXAS PROPERTIES







                                Date:  May ____, 1997

                                  TABLE OF CONTENTS

ARTICLE 1  SALE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . .  5
    1.1    REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.2    PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . .  5
    1.3    OTHER PROPERTY RIGHTS. . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 2  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . .  6
    2.1    DEPOSIT MONEY. . . . . . . . . . . . . . . . . . . . . . . . .  6
    2.2    CASH AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . .  6
    2.3    ALLOCATION OF PURCHASE PRICE . . . . . . . . . . . . . . . . .  6

ARTICLE 3  TITLE MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  6
    3.1    TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    3.2    TITLE DEFECTS. . . . . . . . . . . . . . . . . . . . . . . . .  7
      3.2.1  CERTAIN EXCEPTIONS TO TITLE. . . . . . . . . . . . . . . . .  7
      3.2.2  DISCHARGE OF OTHER LIENS . . . . . . . . . . . . . . . . . .  7
    3.3    TITLE INSURANCE. . . . . . . . . . . . . . . . . . . . . . . .  8
    3.4    TITLE COMPANY FEE. . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 4  BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY. . . . . . . .  8
    4.1    BUYER'S INSPECTION OF PROPERTY . . . . . . . . . . . . . . . .  8
    4.2    BUYER'S INSPECTION OF DOCUMENTS. . . . . . . . . . . . . . . .  8
    4.4    BUYER'S CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 5  ADJUSTMENTS AND PRORATIONS . . . . . . . . . . . . . . . . . . 10
    5.1    LEASE RENTALS AND EXPENSES . . . . . . . . . . . . . . . . . . 10
      5.1.1  RENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      5.1.2  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.2    REAL ESTATE AND PERSONAL PROPERTY TAXES. . . . . . . . . . . . 11
    5.3    PROPERTY OPERATING EXPENSES. . . . . . . . . . . . . . . . . . 12
    5.4    CLOSING COSTS. . . . . . . . . . . . . . . . . . . . . . . . . 12
    5.5    APPORTIONMENT CREDIT . . . . . . . . . . . . . . . . . . . . . 12
    5.6    DELAYED ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 6.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.1    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.2    CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . 13
    6.3    TITLE TRANSFER AND PAYMENT OF PURCHASE PRICE . . . . . . . . . 14
    6.4    SELLER'S CLOSING DELIVERIES. . . . . . . . . . . . . . . . . . 14
    6.5    BUYER'S CLOSING DELIVERIES . . . . . . . . . . . . . . . . . . 17

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ARTICLE 7  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . 17
    7.1    SELLER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . 17
    7.2    BUYER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . 18
    7.3    WAIVER OF FAILURE OF CONDITIONS PRECEDENT. . . . . . . . . . . 18

ARTICLE 8  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 18
    8.1    BUYER'S REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . 19
      8.1.1  BUYER'S AUTHORIZATION. . . . . . . . . . . . . . . . . . . . 19
      8.1.2  PROPERTY SOLD AS IS. . . . . . . . . . . . . . . . . . . . . 19
      8.1.3  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    8.2    SELLER'S REPRESENTATIONS . . . . . . . . . . . . . . . . . . . 23
      8.2.1  SELLER'S AUTHORIZATION . . . . . . . . . . . . . . . . . . . 23
      8.2.2  NO OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 23
      8.2.3  NO OTHER TENANTS . . . . . . . . . . . . . . . . . . . . . . 23
      8.2.4  OTHER SELLER'S REPRESENTATIONS . . . . . . . . . . . . . . . 24
    8.3    GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 24
      8.3.1  PARTIES' RIGHT TO AMEND REPRESENTATION . . . . . . . . . . . 24
      8.3.2  NO REPRESENTATION AS TO LEASES . . . . . . . . . . . . . . . 24
      8.3.3  DEFINITION OF SELLER'S KNOWLEDGE . . . . . . . . . . . . . . 24
      8.3.4  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      8.3.5  LIMITATION ON SELLER LIABILITY . . . . . . . . . . . . . . . 25

ARTICLE 9  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    9.1    BUYER'S COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 25
      9.1.1  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . 25
      9.1.2  APPROVALS NOT A CONDITION TO BUYER'S PERFORMANCE . . . . . . 26
    9.2    SELLER'S COVENANTS . . . . . . . . . . . . . . . . . . . . . . 26
      9.2.1  MAINTENANCE OF PROPERTY. . . . . . . . . . . . . . . . . . . 26
      9.2.2  ACCESS TO PROPERTY . . . . . . . . . . . . . . . . . . . . . 26
    9.3    MUTUAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 26
      9.3.1  PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . 26
      9.3.2  BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 10  FAILURE OF CONDITIONS . . . . . . . . . . . . . . . . . . . . 27
    10.1   TO SELLER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . 27
      10.1.1 BUYER'S BREACH . . . . . . . . . . . . . . . . . . . . . . . 27
      10.1.2 NON-AUTHORIZATION FEE. . . . . . . . . . . . . . . . . . . . 28
    10.2   TO BUYER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . . 28
      10.2.1 BUYER'S REMEDY . . . . . . . . . . . . . . . . . . . . . . . 28

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ARTICLE 11  CONDEMNATION/CASUALTY . . . . . . . . . . . . . . . . . . . . 28
    11.1   CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . 28
      11.1.1 RIGHT TO TERMINATE . . . . . . . . . . . . . . . . . . . . . 28
      11.1.2 ASSIGNMENT OF PROCEEDS . . . . . . . . . . . . . . . . . . . 29
    11.2   DESTRUCTION OR DAMAGE. . . . . . . . . . . . . . . . . . . . . 29
    11.3   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    11.4   EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . 29
    11.5   WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE 12  ESCROW. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    12.1   ESCROW . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE 13  LEASING MATTERS . . . . . . . . . . . . . . . . . . . . . . . 31
    13.1   NEW LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    13.2   OTHER LEASE ACTIVITY . . . . . . . . . . . . . . . . . . . . . 32
    13.3   LEASE ENFORCEMENT. . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 14  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 32
    14.1   BUYER'S ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . 32
    14.2   DESIGNATION AGREEMENT. . . . . . . . . . . . . . . . . . . . . 33
    14.3   SURVIVAL/MERGER. . . . . . . . . . . . . . . . . . . . . . . . 33
    14.4   INTEGRATION; WAIVER. . . . . . . . . . . . . . . . . . . . . . 33
    14.5   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 34
    14.6   CAPTIONS NOT BINDING; SCHEDULES AND EXHIBITS . . . . . . . . . 34
    14.7   BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . . . . 34
    14.8   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 34
    14.9   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    14.10  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 35
    14.11  NO RECORDATION . . . . . . . . . . . . . . . . . . . . . . . . 35
    14.12  ADDITIONAL AGREEMENTS; FURTHER ASSURANCES. . . . . . . . . . . 36
    14.13  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . 36
    14.14  ERISA COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . 36
    14.15  LIKE-KIND EXCHANGE . . . . . . . . . . . . . . . . . . . . . . 36
    14.16  BUYER'S AUDIT RIGHTS . . . . . . . . . . . . . . . . . . . . . 36
    14.17  WAIVER OF DECEPTIVE TRADE PRACTICES ACT. . . . . . . . . . . . 37

                          PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made this ______ day of May, 1997, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("SELLER"), and MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("BUYER").

                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

                         ARTICLE 1 - SALE OF PROPERTY

Seller agrees to transfer and assign and Buyer agrees to accept and assume, subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the following (collectively called the "Property"):

1.1 REAL PROPERTY. Those tracts of the land situated in various Counties in the State of Texas which are more particularly described in EXHIBIT A and EXHIBITS A-1, A-2, AND A-11 THROUGH A-14 attached hereto as a part hereof, together with all buildings, improvements and fixtures located thereon and owned by Seller or Seller's designee under the terms of a like-kind exchange as described in Section 14.15 hereof, as of the Closing Date (as defined in SECTION 6.2) and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (collectively called the "Real Property");

1.2 PERSONAL PROPERTY. All tangible personal property owned by Seller (excluding any computer or computer equipment and software), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property and all non-confidential books, records and files in the possession or control of Seller's property manager relating to the Real Property (collectively called the "Personal Property"); and

1.3 OTHER PROPERTY RIGHTS. (a) Seller's interest as landlord in all leases encumbering the Real Property on the Closing Date; and (b) If and to the extent assignable by Seller, all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property and in Seller's possession or control plus all rights (if any) to use the project names, but Seller does not represent that it has exclusive rights to use such name, and Seller has not registered the same in any manner.

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                           ARTICLE 2 - PURCHASE PRICE

The total purchase price to be paid by Buyer for the purchase of the Property is the sum of THIRTY ONE MILLION, FIFTY FIVE THOUSAND, FOUR HUNDRED THIRTY ONE DOLLARS ($31,055,431.00) in cash (the "Purchase Price"). The Purchase Price shall be paid in the following manner:

2.1 DEPOSIT MONEY. Upon the full and final execution of this Agreement and as a condition precedent to the formation of this Agreement, Buyer shall deposit the sum of ONE HUNDRED FIFTY EIGHT THOUSAND, TWO HUNDRED EIGHTY FIVE DOLLARS ($158,285.00) in immediately available funds as a deposit (the "Deposit") with First American Title Insurance Company whose mailing address
is 30 North LaSalle Street, Suite 310, Chicago, IL 60602,   Attention: John C.
("Jack") Murray, Vice President & Special Counsel  (the "Title Company").
The Deposit, and any additional sums deposited pursuant to Section 6.2 hereof, shall be held and delivered by the Title Company as escrow agent ("Escrow Agent") in accordance with the provisions of ARTICLES 6 AND 12, and any interest earned thereon shall be considered a part of the Deposit.
Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date.

2.2 CASH AT CLOSING. On the Closing Date, Buyer shall pay to Seller through Escrow Agent the balance of the Purchase Price (the "Balance") in cash (subject to the prorations and adjustments set forth in ARTICLE 5 or as otherwise provided under this Agreement) in immediately available U.S. funds by wire transfer as more particularly set forth in ARTICLES 6 AND 12.

2.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated between the projects as set forth in EXHIBIT B which is annexed hereto subject to Closing adjustments provided hereunder.

                           ARTICLE 3 - TITLE MATTERS

3.1  TITLE

     REAL PROPERTY. Buyer acknowledges that, commencing upon mutual execution of this Agreement and ending on July 7, 1997 (the "Due Diligence Period"), Buyer shall conduct an examination of the status of title to the Property. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller and Title Company of the specific exceptions to title to the Property which Buyer is willing to accept in the Title Policies (as hereinafter defined), including all title endorsements required by Buyer (collectively, the "Permitted
Exceptions"). Provided Title Company is prepared to issue the Title Policies subject only to the Permitted Exceptions, then at Closing Seller shall transfer title to the Real Property subject to (i) applicable zoning ordinances and land use regulations; (ii) such conditions, easements, agreements, and restrictions of record as exist on the date hereof, continue to exist on the expiration of the Due Diligence period, and as are listed on Schedule B of the title reports issued by Title Company a copy of which reports have been made available to Buyer and are listed on EXHIBIT C (the "Title

Reports") which is annexed hereto, (iii) such state of facts as have been disclosed in the surveys of the Real Property, which have been provided by Seller to Buyer and which shall be prepared in accordance with the Minimum Requirements for ALTA/ACSM land title surveys ("Surveys"), (iv) such state of facts as would be disclosed by a physical inspection of the Property, (v) the lien of taxes not yet due and payable, and (vi) the Leases (as defined in SECTION 6.4 (c)). Notwithstanding the foregoing, Seller shall, at Seller's expense, cause to be removed from the Title Reports all mortgages, deeds of trust, mechanic's liens, and other monetary liens and judgments described thereon. Buyer shall pay any additional premiums required for the deletion of the "survey exception" on Buyer's fee policy of title insurance and for the issuance of any desired or applicable endorsements requested by Buyer which are available in the state where each project comprising a portion of the Property is located. Buyer is aware that ALTA policies and ALTA endorsements may not be available in all states in which the projects comprising the Property are located

3.2  TITLE DEFECTS.

     3.2.1 ADDITIONAL EXCEPTIONS TO TITLE. If any exceptions to title that are not Permitted Exceptions arise after the date on which Buyer identifies the Permitted Exceptions and are not reflected in the Title Reports provided to Buyer prior to June 15, 1997, which by their terms, may be removed or satisfied by the payment of a liquidated sum of money (the "Other Liens"), Seller shall remove the same (or cause the same to be removed) and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal. Notwithstanding the foregoing, Seller may, at its sole election, in lieu of removing any Other Liens which do not exceed Fifty Thousand
     Dollars ($50,000.00): (x) deposit with Title Company such amount of money or (y) provide such indemnity to the Title Company, as may, in the case of either clause (x) or (y), be sufficient to induce the Title Company to insure Buyer against collection of such Other Liens, including interest and penalties, out of or against the Property, in which event such Other Liens shall not be deemed to constitute exceptions to title hereunder. Except as expressly provided above, Seller shall not be required to bring any action or proceeding or to take any other action to cure or eliminate any title defect or exception reflected in the Title Reports.

     3.2.2 DISCHARGE OF OTHER LIENS. If on the Closing Date there are any Other Liens which Seller is obligated or has elected to pay and discharge, Seller may use any portion of the Balance to satisfy the same, provided Seller shall deliver to Buyer or Title Company at Closing instruments in recordable form and sufficient to satisfy such Other Liens of record, together with the cost of recording or filing such instruments, or provided that Seller shall cause the Title Company to insure over the same, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

3.3 TITLE INSURANCE. At Closing, the Title Company shall issue to Buyer, for each project comprising a portion of the Property, at Buyer's sole cost and expense, an ALTEX Owner's Form of title insurance policy, or form that is customary in the State where the project is located, in the amount of the allocated portion of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions (the "Title Policies").

3.4 TITLE COMPANY FEE. In the event Buyer purchases the Property and does NOT have Title Company issue the Title Policies described in SECTION 3.3, Buyer shall pay to Title Company an amount equal to Twenty Thousand Dollars ($20,000.00) on the Closing Date, such sum to represent a partial loss of profits to the Title Company, a loss to Seller, and for the time and services provided by Title Company to Buyer and Seller in the preparation of this Agreement, preparation of the Title Reports described in EXHIBIT C, and assisting Seller with pre-marketing title and survey clarifications. In the event Buyer elects to pay the Title Company Fee and obtain title insurance from another title insurance company, Title Company agrees to provide to Buyer and Seller a release of liability upon Title Company's receipt of the Title Company Fee.

          ARTICLE 4 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

4.1 BUYER'S INSPECTION OF PROPERTY. Buyer acknowledges that commencing prior to the execution of this Agreement and continuing until expiration of the Due Diligence Period, Buyer has conducted, and shall have the right to continue to conduct, its examinations, inspections, studies and/or investigations (collectively, "Due Diligence") of the Property and information regarding the Property. IF BUYER IS NOT REASONABLY SATISFIED WITH THE RESULTS OF ITS DUE DILIGENCE, BUYER MAY TERMINATE THIS AGREEMENT by written notice to Seller on or before the last day of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder (except for those obligations which expressly survive the termination of this Agreement) and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement on or before the last day of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this
SECTION 4.1. Buyer and Seller each acknowledge and agree that Buyer shall have no additional period after the expiration of the Due Diligence Period to conduct further Due Diligence with respect to the Documents (as hereinafter defined) except as provided for in Section 4.3, the other information regarding the Property, or the Property. At Closing, Buyer will deliver a certification in the form annexed hereto as EXHIBIT C-1 certifying that no representations or warranties concerning the Property have been made, except as expressly set forth herein.

4.2 BUYER'S INSPECTION OF DOCUMENTS. Buyer acknowledges that prior to Buyer's execution of this Agreement, Seller made available to Buyer and otherwise allowed Buyer access to copies of certain documents in Seller's possession applicable to the Property, including, but not limited to, the Title Reports and all exceptions thereto, the Surveys, all leases affecting the Property (collectively, the "Leases"), other reports and any available documents and other pertinent books and records which pertain to the Property (collectively, the "Documents"). Buyer shall determine to its satisfaction the assignability of any Documents to be assigned hereunder. Seller shall cooperate with Buyer (but shall not be obligated) to obtain any consents required in connection with the assignment to Buyer of any of the Documents. All of the Documents are confidential and, prior to such time, if any, that Buyer takes title to the Property, shall not be distributed or disclosed by Buyer to any person or entity not associated with Buyer (which obligation of Buyer shall survive any termination of this Agreement). If the transaction fails to close for any reason whatsoever, Buyer shall return to Seller all of the Documents (together with all copies thereof made by or on behalf of Buyer) which Seller, its sales agents or brokers may have previously delivered or made available or any hereafter deliver or make available to Buyer in accordance with this SECTION 4.2 (which obligation of Buyer shall survive any termination of this Agreement). BY FURNISHING TO BUYER THE DOCUMENTS, EXCEPT AS EXPRESSLY SET FORTH HEREIN, WHETHER HERETOFORE OR HEREAFTER, NONE OF SELLER, ITS SALES AGENTS OR BROKERS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER, NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (ALL OF WHICH PARTIES ARE COLLECTIVELY REFERRED TO AS THE "SELLER PARTIES") SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF, AND BUYER SHALL CONFIRM INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY.

Buyer acknowledges that prior to Buyer's execution of this Agreement Seller has made available to Buyer, and Seller hereby agrees to continue to make available to Buyer and otherwise allow Buyer access to, other non-confidential information regarding the Property, including, but not limited to, information which may have related to its construction, history, current economic and leasing status, physical condition and prospects for future use or development, as Buyer has deemed appropriate. Buyer acknowledges that Buyer will review the Documents and the other information regarding the Property with the assistance of such experts as Buyer deems appropriate. While Seller has provided, and will continue to provide, the Documents and such other information to Buyer and to cooperate with Buyer, SELLER HAS MADE IT CLEAR THAT IT IS UNWILLING TO SELL THE PROPERTY TO BUYER UNLESS SELLER AND THE OTHER SELLER PARTIES ARE EXPRESSLY RELEASED FROM LIABILITY BY BUYER FOR ANY AND ALL REPRESENTATIONS MADE IN ANY STATEMENTS HERETOFORE OR HEREAFTER MADE, OR INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER OR ITS AGENTS OR REPRESENTATIVES BY THE SELLER PARTIES UNLESS SUCH REPRESENTATIONS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY EXHIBIT HERETO. Consequently, Buyer, for Buyer and Buyer's successors in interest, hereby releases the Seller Parties from, and waives all claims and liability against the Seller Parties for, any and all representations now or hereafter made, or information now or hereafter furnished, by the Seller Parties to Buyer or its agents or representatives (including, but not limited to, representations regarding the ownership, operation, economic and leasing status and physical and soil condition of the Property), unless the representations are expressly set forth in this Agreement or any exhibit hereto. The release of Seller Parties set forth in this SECTION 4.2 shall be deemed to be reaffirmed as of the Closing and shall survive the Closing and shall not be merged therein.

4.3 OPTION CLOSING DATE. In the event Buyer exercises its option to close on the Option Closing Date (as described in Section 6.2), Buyer shall have the right from the date of its delivery of notice of such election to Seller, through September 19, 1997, to re-inspect the Property and conduct such tests as Buyer may deem appropriate for the purpose of determining whether there has been a material adverse change ("Material Change") in the condition of the Property since July 7, 1997. In the event that Buyer determines in its reasonable opinion that the Property, or a substantial and material portion thereof, has suffered a Material Change subsequent to July 7, 1997, Buyer shall on or before September 19, 1997 give Seller written notice of the nature of the Material Change, and Seller shall be entitled to a reasonable adjournment of the Option Closing Date (but not beyond December 31, 1997) to return the Property to the condition existing on July 7, 1997.

4.4 BUYER'S CERTIFICATE. Buyer shall deliver to Seller at the Closing, a certificate of an authorized officer of Buyer, if Buyer is a corporation, or of a general partner, if Buyer is a partnership, or of the managing member if Buyer is a limited liability company, confirming and certifying Buyer's acceptance and acknowledgment of all matters set forth in this ARTICLE 4 and in SECTION 8.1.

                       ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

5.1  LEASE RENTALS AND EXPENSES.

     5.1.1 RENTS. Rents shall be prorated as of midnight of the day immediately preceding the Closing Date. Without otherwise limiting the foregoing, Seller shall be entitled to all rents (including any percentage rent and any accrued tax and operating expense escalations, subject to the provisions of SECTION 5.6), charges, and other revenue of any kind attributable to any period under the Leases to but not including the Closing Date. Buyer shall be entitled to all rents (including any percentage rent and any accrued tax and operating expense escalations, subject to the provisions of SECTION 5.6), charges and other revenue of any kind attributable to any period under the Leases on and after the Closing Date. Rents and expense escalations or other reimbursements due landlord under the Leases not collected as of the Closing Date shall not be prorated at the time of Closing, but Buyer shall make a good faith effort to collect the same on Seller's behalf (which obligation of Buyer shall survive the Closing), and to tender the same to Seller upon receipt, provided that all rents, escalations and other reimbursements due landlord under the Leases collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases and Seller hereby retains its rights to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller's ownership of the Property;
     provided, however, that Seller shall not without Buyer's prior written consent, which may be withheld for any reason or for no reason, cause any Lease to be terminated as a result of any default by any tenant under its Lease. Buyer shall receive a credit against the Purchase Price for all security deposits and pre-paid rentals held by Seller covering the period post-Closing. To the extent assignable, Seller shall assign to Buyer any security deposits held by Seller at Closing.

     5.1.2 EXPENSES. Expenses shall be prorated as of midnight of the day immediately preceding the Closing Date. At Closing, Buyer shall (i) reimburse Seller on the Closing Date for any and all fees, including leasing commissions, paid or expenses incurred (collectively the "Lease Expenses") arising out of or in connection with any extensions, renewals or expansions under the Leases exercisable by any tenant after April 25, 1997, which Lease Expenses were paid by Seller prior to Closing, and (ii) indemnify and hold Seller harmless from and against any and all claims for such Lease Expenses which Buyer is required to pay hereunder. Expenses in connection with New Leases or discretionary extensions, renewals and expansions shall be reimbursed to Seller in accordance with the provisions of SECTION 13.1.

5.2 REAL ESTATE AND PERSONAL PROPERTY TAXES. Real estate, as opposed to personal property taxes, shall be prorated only on the basis of real estate taxes which become due and payable in the calendar year during which Closing occurs, based upon the latest available tax bill and the number of days elapsed in the calendar year of Closing, as of midnight of the day immediately preceding the Closing Date. Personal property taxes shall be prorated as of the Closing Date based upon the date they become due. Seller shall be entitled to all tax refunds and credits attributable to the Property prior to the Closing Date. Buyer shall pay all real estate and personal property taxes and shall be entitled to all tax refunds and credits attributable to the Property after the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year, and there will be no re-proration or adjustment upon receipt of the actual tax bill even if it differs from the amounts used at Closing. Seller shall pay all special assessments payable prior to the Closing Date and Buyer shall pay all special assessments payable on and after the Closing Date; provided, however, that Seller shall not be responsible for any special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof. Notwithstanding the foregoing, any obligation of Seller hereunder shall be offset on a dollar for dollar basis to the extent Buyer is entitled after Closing to recover an increase in taxes from the tenants under the Leases for any tax period prior to the Closing Date, regardless of whether Buyer actually collects such increased taxes from such tenants. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of the Property, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing and not be merged therein.

5.3 PROPERTY OPERATING EXPENSES. Operating expenses for the Property shall be prorated as midnight of the day immediately preceding the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments shall be within twenty (20) days of the date that actual consumption for such pre-closing period is determined. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the day following the Closing Date.

5.4 CLOSING COSTS. Except as expressly provided herein, Buyer shall pay all costs associated with Closing other than Seller's attorney's fees and costs. Without otherwise limiting the foregoing, Buyer shall pay all premiums and charges of the Title Company for the Owner's Title Policies (including endorsements requested by Buyer) which Owner's Title Policies will be issued pursuant to the Title Report, the cost of any Survey obtained by Buyer or Seller to be used as a part of this transaction (including any Surveys for the Property prepared for Seller on or after February 1, 1997 in anticipation of this sale), the cost of any Phase I environmental reports and asbestos surveys ordered by Seller subsequent to February 1, 1997, all recording and filing charges in connection with the instrument by which Seller conveys the Property and all escrow charges, all transfer taxes, and any other costs customarily paid by the Buyer pursuant to the customs of the state in which each Property is located. Each party shall pay its own attorneys. The obligations of the Buyer to pay applicable escrow charges shall survive the termination of this Agreement. The foregoing notwithstanding, in the event Seller elects to proceed with a like-kind exchange as described in SECTION
14.15 of this Agreement, Seller will pay any increase in recording or documentary taxes associated with the recording of documents necessary to accomplish the like-kind exchange.

5.5 APPORTIONMENT CREDIT. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid (at Seller's option) at the Closing by giving Buyer a credit against the Balance in the amount of such credit balance or without reduction of the Balance by giving Buyer a certified or bank check payable to the order of Buyer or (ii) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available federal funds to the account or accounts to be designated by Seller for the payment of the Balance or, if no such account is designated, by certified or bank check payable to the direct order of Seller.

5.6  DELAYED ADJUSTMENT.   If at any time following the Closing Date, the
amount of an item listed in any section of this ARTICLE 5 shall prove to be incorrect, the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before six (6) months after Closing. The provisions of this SECTION 5.6 shall survive the Closing.

                              ARTICLE 6 - CLOSING

6.1 CLOSING. Buyer and Seller hereby agree that the Transaction (as hereinafter defined) shall be consummated via a Closing in escrow with the Escrow Agent. The Escrow Agent shall be paid a closing escrow fee in the total sum of Seven Hundred Dollars ($700.00) for services as Escrow Agent. On the Closing Date, Escrow Agent shall close escrow by:

       (i) Recording all documents as may be necessary to clear title to each Property in accordance with the requirements of this Agreement;

      (ii)  Recording the Deeds (as hereinafter defined);

     (iii) Paying all closing costs and making all prorations in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Escrow Agent and approved by Buyer and Seller, copies of which statement shall be signed in multiple originals by Buyer and Seller and delivered to Escrow Holder prior to the Closing Date;

      (iv) Delivering to Buyer the Title Policies, closing statement(s) duly executed by Buyer, Seller and Escrow Agent, and an original of each of the documents described in SECTIONS 6.4 (b) through (m) and 6.4(p) (the Deeds referred to in SECTION 6.4(a) to be delivered by Escrow Agent to Buyer after return from the recorder's office); and

       (v) Delivering to Seller, by wire transfer to be received by Seller's bank not later than 3:00 p.m. Eastern Time, on the Closing Date, or as may otherwise be directed by written instructions from Seller, the Purchase Price plus or minus closing adjustments and prorations; and delivering to Seller, on or promptly after the Closing Date, a closing statement fully executed by Seller, Buyer and Escrow Agent, a copy of the Title Policies, conformed copies of the recorded Deeds, and an original of each of the documents described in SECTIONS 6.5(a) through (f), and a copy of the documents described in SECTION 6.5(g).

     In the event that Buyer or Seller execute separate escrow instructions, such separate escrow instructions shall constitute separate agreements between Escrow Holder on the one hand, and Buyer or Seller, as the case may be, on the other hand, and shall not constitute agreements between Buyer and Seller. Such separate escrow instructions shall be enforceable only to the extent not inconsistent with this Agreement.

6.2 CLOSING DATE. Subject to Seller's right to extend the Closing as provided in SECTION 3.2, the transaction contemplated by this Agreement ("Transaction") shall close ("Closing") on July 18, 1997 ("Closing Date"). Buyer shall have the option to delay the Closing Date to September 30, 1997 (the "Option Closing Date"). Buyer may exercise its option to delay the Closing Date to the Option Closing Date only by (a) delivering to Seller on or before July 7, 1997 a written notice of Buyer's election to close on the Option Closing Date ("Election Notice"), and (b) depositing with Title Company on the first business day following delivery of the Election Notice an additional deposit of ONE HUNDRED FIFTY EIGHT THOUSAND, TWO HUNDRED EIGHTY FIVE DOLLARS ($158,285.00). The Closing shall take place at 11:00 a.m. Central Time in the offices of the Title Company. Buyer and Seller shall conduct a "pre-closing" no later than three (3) business days prior to the Closing Date. Seller shall escrow with the Title Company no later than two (2) business days prior to the Closing Date fully executed, notarized and recordable Deeds (as hereinafter defined) for the Real Property bills of sale for the Personal Property, such documents to be held by the Title Company pursuant to an escrow letter to be provided by Seller on or before the Closing Date. Title transfer and payment of the Purchase Price is to be completed on the Closing Date as set forth in
SECTION 6.3.  Time is of the essence with respect to the Closing Date.

6.3 TITLE TRANSFER AND PAYMENT OF PURCHASE PRICE. Seller agrees to convey title to the Real Property to Buyer by special warranty or limited warranty deed with covenants only against Seller's acts during Seller's term of ownership and not otherwise (collectively, the "Deeds"). Seller's conveyance is conditioned upon confirmation of receipt of the Purchase Price by the Title Company as set forth below or by Seller's written agreement to release the transfer documents on some other basis. Buyer's acceptance of the Deeds shall be deemed to be the full performance and discharge of any and all of Seller's obligations hereunder, except as expressly set forth herein. Buyer agrees to deliver the Balance to the Title Company no later than 12:00 noon, Central Time on the Closing Date and Buyer unconditionally directing the Title Company to deposit the same in Seller's designated account. Notwithstanding the foregoing, either party shall have the right to terminate this Agreement if the other party has not performed its obligations under this Agreement required to be performed as of the Closing Date.

6.4 SELLER'S CLOSING DELIVERIES. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

     a. DEEDS. A duly executed and acknowledged special warranty deed in recordable form and acceptable to Seller and Buyer conveying to Buyer all of Seller's right, title and interest in and to the Real Property.

     b. BILL OF SALE. A bill of sale in the form attached hereto as EXHIBIT D ("Bill of Sale") conveying all of the Seller's right, title and interest in and to the Personal Property for each project.

     c. ASSIGNMENT OF LEASES. An assignment and assumption of tenant leases, in the form attached hereto as EXHIBIT E-1 ("Assignment of Leases") transferring all of Seller's interest in the tenant space leases and any amendments, guarantees and other documents relating thereto ("Leases"), together with all assignable security deposits paid by the tenants thereunder and not applied by Seller in accordance with the terms of the Leases and the accrued interest, if any, on each of such security deposits. EXHIBIT E-2 attached hereto sets forth a list of all Leases, which list will be updated by Seller as of the Closing Date.

     d. ASSIGNMENT OF WARRANTIES AND GUARANTIES. An assignment of any warranties and guaranties in the form attached hereto as EXHIBIT F ("Assignment of Warranties") assigning to Buyer all of Seller's right, title and interest in any unexpired warranties and guaranties pertaining to the Property, but only to the extent the same are assignable without expense to Seller.

     e. ESTOPPEL LETTERS. Estoppel letters from each of those tenants identified on EXHIBIT G as "Major Tenants" (the "Major Tenants"), and from each of the other tenants under the Leases which provide an estoppel letter to Seller in response to Seller's written request for the same (Seller being obligated under this Agreement to request the Estoppel letters from each tenant holding an interest under a Lease, but without Seller obligation to obtain the same from tenants other than Major Tenants) (the "Other Tenants"), dated not earlier than forty-five (45) days prior to the initially scheduled Closing Date, and substantially in the form of the estoppel letter attached hereto as EXHIBIT H-1 or in the form which such Other Tenant is required to provide pursuant to the terms of such Other Tenant's Lease. In the event Seller cannot, after reasonable efforts, obtain a tenant estoppel letter from a Major Tenant from whom an estoppel letter is requested, then Seller shall deliver to Buyer a Seller's (landlord) estoppel letter in the form of estoppel letter attached hereto as EXHIBIT H-2 dated within five (5) business days prior to the Closing Date or the Option Closing Date, as applicable, which Seller's estoppel letter shall expire and be of no further force or effect on the date that is ninety (90) days following the Closing Date; provided, however, that if Seller shall obtain an estoppel letter from any such tenant after delivery of such Seller's estoppel letter, Seller's (landlord) estoppel letter shall thereafter be without further force or effect. In the event Buyer gives the Election Notice, Seller shall deliver to Buyer, within five (5) business days prior to the Option Closing Date, (a) any tenant estoppel letter that is dated earlier than forty five (45) days prior to the Option Closing Date, (b) any tenant estoppel letter dated more than forty-five days prior to the Option Closing Date, together with a schedule warranting to Buyer that, to Seller's Knowledge, except as set forth in such schedule, Seller is not aware of any default under such tenant's Lease arising after the date of such tenant estoppel letter, (c) a Seller estoppel letter for each Major Tenant of the Property for which a tenant estoppel letter was not received, as described above, or (d) a combination of (a), (b) and (c).

     f. NOTICE TO TENANTS. Letters to each tenant under the Leases in the form attached hereto as EXHIBIT I notifying them of the sale of the Property to Buyer and advising them that all future payments of rent and other payments due under the Leases are to be made to Buyer at an address designated by Buyer.

     g. NON-FOREIGN STATUS AFFIDAVIT. A non-foreign status affidavit in the form attached hereto as EXHIBIT J, as required by Section 1445 of the United States Internal
         Revenue

         Code ("Code"), and any similar affidavit or statement required pursuant to the laws of the States in which the projects comprising the Property are located.

     h. EVIDENCE OF AUTHORITY. A certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement. Seller shall deliver to the Title Company such documents as may be reasonably required by Title Company to evidence the capacity of the Seller hereto and the authority of the person executing any documents on behalf of the Seller.

     i. SELLER'S CERTIFICATE. The Certificate of Seller certifying to the matters set forth in SECTIONS 8.2.1, 8.2.2, 8.2.3 and 8.2.4.

     j. PROPERTY DOCUMENTS. (i) To the extent in the possession of Seller or the current manager of the Property, [x] the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the improvements on the Property, [y] all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental
         authorities having jurisdiction; (ii)   All books and
         records located at the Property or at the office of Seller's building manager relating to the Property and the ownership and operation thereof.

     k. SELLER'S ERISA CERTIFICATE. The certificate of Seller substantially in the form attached hereto as EXHIBIT K and any other certificate or other information reasonably required by Buyer to satisfy Buyer that the transaction contemplated in this Agreement does not constitute a non-exempt prohibited transaction under ERISA and that such transaction complies with ERISA in all respects.

     l. OTHER DOCUMENTS. Such other documents as may be reasonably required by Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

     m. TENANT SECURITY DEPOSITS. Either (i) a separate certified or cashier's check payable to the order of Buyer, or (ii) a credit to Buyer against the Balance, in the aggregate amount of the unapplied cash security deposits then held by Seller under the Leases and any interest thereon. With respect to any security deposits which are letters of credit, Seller shall, if the same are assignable, deliver to Buyer at the Closing such letters of credit and shall execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require and shall cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer. Seller shall make good faith efforts to obtain consent to assignment of all such letters of credit from the issuers thereof and, if required, from tenants.

     n. KEYS AND ORIGINAL DOCUMENTS. Keys to all locks on the Real Property in Seller's possession, and originals or, if originals are not available, copies, of the Leases and of the assigned warranties and guarantees.

     o. TRANSFER TAX FORMS. If applicable, duly completed and signed real estate transfer tax forms.

6.5 BUYER'S CLOSING DELIVERIES. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

     (a) PURCHASE PRICE BALANCE. The Balance, as adjusted for apportionments and other adjustments required under this Agreement.

     (b)  ASSIGNMENTS OF LEASES, WARRANTIES AND GUARANTIES.  The
          Assignment of Leases and the Assignment of Warranties and Guaranties executed and acknowledged by Buyer.

     (c) BUYER'S CERTIFICATE. The certificate of Buyer certifying to the matters set forth in ARTICLE 4 and SECTIONS 8.1.1 and 8.1.2.

     (d) BUYER'S ERISA CERTIFICATE. The certificate of Buyer substantially in the form attached hereto as EXHIBIT L and any other certificate or other information reasonably required by Seller to satisfy Seller that the transaction contemplated in this Agreement does not constitute a non-exempt prohibited transaction under ERISA and that such transaction complies with ERISA in all respects.

     (e)  EVIDENCE OF AUTHORITY.   Documentation to establish to Seller's
          reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement, including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer, and incumbency certificates of Buyer.

     (f)  OTHER DOCUMENTS.   Any other documents required by this Agreement to
          be delivered by Buyer.

     (g) TRANSFER TAX FORMS. If applicable, duly completed and signed real estate transfer tax returns and check(s) for such payment.

                      ARTICLE 7 - CONDITIONS TO CLOSING

7.1 SELLER'S OBLIGATIONS. Seller's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

     (a) CORPORATE APPROVAL. For Seller, the unconditional approval of the Transaction contemplated in this Agreement by its corporate officers, its Law Department and, if necessary, by the Finance Committee of it's Board of Directors, each in their sole discretion, on or before the date set forth in
          SECTION 10.1.2.

     (b) REPRESENTATIONS TRUE. All representations and warranties made by Buyer in this Agreement, as the same may be amended as provided in SECTION 8.3.1, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date.

     (c) BUYER'S DELIVERIES COMPLETE. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in SECTION 6.5 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

7.2 BUYER'S OBLIGATIONS. Buyer's obligations to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

     (a)  REPRESENTATIONS TRUE.   All representations and warranties made by
          Seller in this Agreement, as the same may be amended as provided in
          SECTION 8.3.1, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

     (b) TITLE CONDITIONS SATISFIED. At the time of the Closing, title to the Property shall be as provided in ARTICLE 3 of this Agreement.

     (c) SELLER'S DELIVERIES COMPLETE. Seller shall have delivered all of the documents and other items required pursuant to SECTION 6.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

7.3 WAIVER OF FAILURE OF CONDITIONS PRECEDENT. At any time or times on or before the date specified for the satisfaction of any condition, Buyer or Seller may elect in writing to waive the benefit of any such condition. By closing the Transaction, Buyer and Seller shall be conclusively deemed to have waived the benefit of any such unfulfilled conditions. In the event any of the conditions set forth herein are neither waived nor fulfilled, Buyer or Seller (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of ARTICLE 10.

                    ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

8.1 BUYER'S REPRESENTATIONS. Buyer represents and warrants to Seller as follows:

     8.1.1. BUYER'S AUTHORIZATION. Buyer is duly organized (or formed), validly existing and in good standing under the laws of Maryland and the State in which the Property is located, and is authorized to consummate the transactions contemplated hereby and fulfill all of its respective obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and Buyer has received all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of Buyer's obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer, have been duly authorized by all requisite partnership or corporate action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the agreement of partnership or articles of incorporation and by-laws of the Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

     8.1.2.  PROPERTY SOLD "AS-IS".  Except as expressly set forth herein,
     Buyer acknowledges and agrees that the Property is to be sold on an "As-Is, Where-Is" basis, and Buyer will rely entirely upon its own inspections and
     analysis of the Property.   Without in any way limiting the foregoing,
     Buyer hereby specifically acknowledges and agrees that:

             (a) THE PROPERTY SHALL BE SOLD, AND BUYER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE, "AS-IS, WHERE-IS, WITH ALL FAULTS", WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE.

             (b) EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ANY ESTOPPEL LETTER DELIVERED BY SELLER IN ACCORDANCE WITH THE TERMS OF SECTION 6.4 HEREOF, AND THE LIMITED WARRANTY TO TITLE TO BE GIVEN IN THE DEEDS (HEREIN COLLECTIVELY CALLED THE "SELLER'S WARRANTIES"), NONE OF THE SELLER PARTIES HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES, OR GUARANTIES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE), TO BUYER WITH RESPECT TO THE PROPERTY, IN ANY MANNER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE INVESTIGATIONS; AND BUYER HAS CONFIRMED INDEPENDENTLY

                  ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION.

             (c) BUYER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S WARRANTIES, BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE OTHER SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OTHER SELLER PARTIES, AS TO: (1) THE OPERATION OR INCOME POTENTIAL OF THE PROPERTY, USES, MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR USE OR PURPOSE;
                  (2) THE PHYSICAL CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (3) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT OR UNDER THE PROPERTY; (4) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (5) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (6) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (7) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS, OR CONDITIONS STATED OR SET FORTH IN SELLER'S BOOKS OR RECORDS CONCERNING THE PROPERTY OR AS DESCRIBED OR SET FORTH IN ANY OF SELLER'S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (8) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE MEASUREMENTS, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS WHICH ARE RELATED TO THE PROPERTY;
                  (9) THE OPERATING PERFORMANCE AND INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (10) THE ABILITY OF THE BUYER TO OBTAIN ANY OR ALL GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER'S INTENDED USE AND DEVELOPMENT OF THE PROPERTY; (11) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE

                  PROPERTY; AND (12) SELLER'S OWNERSHIP OF ANY PORTION OF THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT
                  SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES.

             (d) ANY REPORTS, REPAIRS, OR WORK REQUIRED BY BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER'S SOLE COST AND EXPENSE. BUYER ACKNOWLEDGES AND AGREES THAT BUYER'S OBLIGATIONS HEREUNDER SHALL REMAIN IN FULL FORCE AND EFFECT WITH BUYER HAVING NO RIGHT TO DELAY THE CLOSING OR TERMINATE THIS AGREEMENT REGARDLESS OF ANY FACTS OR INFORMATION LEARNED BY BUYER AFTER THE DATE HEREOF, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

             (e) Buyer, for Buyer and Buyer's successors in interest, releases Seller from, and waives all claims and liability against Seller for or attributable to the following:

                   (i) any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller Parties to Buyer or its agents or representatives, except for Seller's Warranties; and

                  (ii) any structural, physical or environmental condition at the Property, including without limitation, claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. SECTIONS 9601 et seq., as amended by SARA
                        [Superfund Amendment and Reauthorization Act of 1986] and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. SECTIONS 6901 et seq., or any related claims or causes of action or any other federal or state based statutory or regulatory causes of action for environmental contamination at, in or under the Property.

             (f) Except as expressly provided to the contrary in this SECTION (f), Buyer hereby (i) assumes and takes responsibility and liability for all losses, costs, claims, liabilities, expenses, demand and obligations of every kind or nature whatsoever attributable to the Property, whether arising or occurring before or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, all losses, costs, claims, liabilities, expenses and demands with respect to the structural, physical or environmental condition of the Property (including, without limitation, any Hazardous Materials, in, at, under or about the Property), and (ii) agrees to indemnify, defend and hold harmless Seller from any loss, cost, claim, liability, expense or demand with respect thereto. By its execution of this Agreement, Buyer hereby agrees that it shall at all times comply with all applicable federal, state and local laws, rules and regulations involving hazardous materials in, at, under or about the Property or their removal from the Property. Notwithstanding the foregoing, however, Buyer does NOT assume (and shall not be required to indemnify Seller for) any responsibility or liability arising out of or in connection with:

                   (i) any claims made or causes of action brought by any third party unrelated to Buyer alleging a default or breach by Seller which is alleged to have occurred prior to the Closing Date under any contract or agreement (other than any Lease (as such term is herein defined)) entered into between Seller and any such claimant; PROVIDED, HOWEVER, that Buyer shall be deemed to assume and shall indemnify Seller in accordance with the terms of this Section with respect to any such claims or causes of action to the extent that the same relates to any alleged defaults or the breach of any of the Leases (as such term is herein defined), it being understood and agreed by Buyer and Seller that Buyer shall rely solely upon its due diligence with respect to the Property, Seller's representations (as set forth in SECTION 8.2 herein) and such estoppel letters as Buyer may receive on or before the Closing Date with respect to protection against any alleged breach or default by Seller under any of the Leases that may have occurred prior to the Closing Date; or

                  (ii) any tort claims made or brought by a third party unrelated to Buyer which arise from any acts or omissions of Seller which occurred during the time that Seller owned fee title to the Property; PROVIDED, HOWEVER, that Buyer shall be deemed to assume and shall indemnify Seller in accordance with the terms of this Section with respect to any such claims to the extent that (A) Buyer has the right to seek recovery from any tenants or previous tenants of the Property with respect to such tort claims or any tenant or previous tenant of the Property has otherwise agreed to indemnify the owner of the Property with respect to such tort claims, or (B) Buyer is able, after making all reasonable efforts, to obtain an agreement by any tenants or previous tenants of the Property or any other party to indemnify or otherwise compensate Buyer with respect to such tort claims.

             (g) For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because it is toxic, infectious, radioactive, explosive, ignitable, corrosive or reactive, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

             (h) The agreements of Buyer set forth in this SECTION 8.1.2 shall be reaffirmed at the Closing and shall not be merged therein.

     8.1.3. SURVIVAL. Buyer's representations and warranties shall survive the Closing for a period of thirty six (36) months, after which they shall be of no further force or effect.

8.2 SELLER'S REPRESENTATIONS. Seller represents and warrants to Buyer as follows:

     8.2.1 SELLER'S AUTHORIZATION. Seller is (x) duly organized, validly existing and in good standing under the laws of the State of New Jersey, its state of organization, and is qualified to transact business and in good standing in the state of Texas, (y) authorized to consummate this transaction and fulfill all of its obligations hereunder, and (z) subject to obtaining the approvals described in SECTION 7.1(a) has all necessary power to execute and deliver this Agreement and to perform all of its obligations hereunder. Neither the execution and delivery of this Agreement by Seller nor the performance of its obligations hereunder will result in the violation of any law or any provision of Seller's articles of incorporation and by-laws or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

     8.2.2 NO OTHER AGREEMENTS. Seller has not entered into any currently effective agreement to sell or dispose all of its interests in and to the Property (except for this Agreement).

     8.2.3 NO OTHER TENANTS. As of the date of this Agreement, the only tenants of the Property are the tenants listed in the Leases described in EXHIBIT E-2 annexed hereto, and the copies of the Leases delivered to or made available to Buyer by Seller pursuant to this Agreement are true, correct and complete. This representation shall terminate on the Closing Date for any tenant providing an estoppel letter which (a) is in conformity with Section 6.4 (e) of this Agreement, and (b) has attached thereto a copy of such tenant's Lease which is identical to the copy of such Lease provided to Buyer pursuant to Section 4.2 hereof.

     8.2.4 OTHER SELLER'S REPRESENTATIONS. To the best of Seller's Knowledge (as such term is hereafter defined):

             (a) Except as listed in EXHIBIT M annexed hereto, Seller has not received any actual (as opposed to constructive) notice of pending or threatened litigation against the Seller which would materially and adversely affect the Property.

             (b) Except as listed in EXHIBIT N annexed hereto, Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property.

             (c) Seller has not entered into any service, supply, maintenance or utility contracts affecting the Property which will be binding upon the Buyer after the Closing other than the Service Contracts listed in EXHIBIT O annexed hereto.

             (d) Except as disclosed in the schedule described in Section 6.4(e), there are no defaults under any of the Leases for which Seller obtained a tenant estoppel letter which is dated more than forty-five (45) days prior to the Option Closing Date.

8.3  GENERAL PROVISIONS.

     8.3.1 Parties' Right to Amend Representation. Seller and Buyer shall have the right from time to time by notice to the other to amend its representations and warranties hereunder, by amendment of the schedules hereto or otherwise, to reflect changes in facts or to correct any immaterial factual inaccuracies of which Buyer or Seller become aware after the date of this Agreement. Neither party shall have any liability in connection with this Agreement by reason of an inaccuracy of a representation or warranty of which Buyer or Seller become aware, if and to the extent that such inaccuracy is in fact promptly disclosed to the other party. If a party is aware of any such inaccuracy at the time of the Closing and such party elects, nevertheless, to close hereunder, then the disclosing party shall have no liability for such inaccuracy.

     8.3.2 NO REPRESENTATION AS TO LEASES. Except as expressly set forth herein or in a Seller estoppel letter, Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

     8.3.3 DEFINITION OF "SELLER'S KNOWLEDGE". All references in this Agreement to "Seller's Knowledge" shall refer only to the actual knowledge of those persons listed on EXHIBIT P (the "Designated Employees") which Designated Employees' actual knowledge is limited to the project indicated and none other. Seller's Knowledge shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller, any affiliate, its property manager or leasing agent, or any of their officers or employees, or to impose or have imposed upon the Designated Employees any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employees. Buyer acknowledges that Seller has informed Buyer that the Designated Employees may have limited knowledge as to any project due to Seller's reorganization of its real estate operations, downsizing over the past five years, and the resulting reduction in staff. The Designated Employees have not conducted an extensive search of Seller's files and are only generally informed of recent property management matters related to the indicated project. There shall be no personal liability on the part of any Designated Employee arising out of any representations or warranties made herein.

     8.3.4 SURVIVAL. Seller's representations and warranties shall survive the Closing for a period of ninety (90) days, after which they shall be of no further force or effect.

     8.3.5  LIMITATION ON SELLER LIABILITY.   In the event the Transaction is
     closed on the Closing Date and thereafter Seller should be found by a court of competent jurisdiction to be liable to Buyer for acts or actions related to this Agreement or any documents provided by Seller to implement the Closing, the maximum aggregate liability of Seller to Buyer and any person claiming by, through or under Buyer shall be in the amount of ONE HUNDRED FIFTY EIGHT THOUSAND TWO HUNDRED EIGHTY FIVE DOLLARS ($158,285.00). This sum of $158,285.00 is the maximum aggregate amount of damages which may be awarded to and collected by Buyer under this Agreement or any document executed by Seller as a part of or in anticipation of the Closing (including without limitation, any Seller liability for damages in contract or tort relating to any Seller representations or warranties contained in this Agreement, and any tort claims which arise from the actions of Seller, its officers, employees and agents as the same may relate to or be associated with the Sale of the Property by Seller).

                                 ARTICLE 9 - COVENANTS

9.1  BUYER'S COVENANTS. Buyer hereby covenants as follows:

     9.1.1 CONFIDENTIALITY. Buyer acknowledges that any information furnished to Buyer with respect to the Property is and has been so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Property delivered to or for the benefit of Buyer by Seller or any of its agents, representatives or employees. In the event the Closing does not occur and this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it, and (ii) as any governmental agency may require in order to comply with applicable laws or regulations.

     9.1.2 APPROVALS NOT A CONDITION TO BUYER'S PERFORMANCE. Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (i) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (ii) modification of any existing land use restriction.

9.2  SELLER'S COVENANTS.  Seller hereby covenants as follows:

     9.2.1 MAINTENANCE OF PROPERTY. Except to the extent Seller is relieved of such obligations by ARTICLE 11 hereof, Seller shall maintain and keep the Property in a manner consistent with Seller's past practices with respect to the Property; PROVIDED, HOWEVER, that Buyer hereby agrees that it shall accept the Property subject to (i) all violations of law or municipal ordinances, orders or requirements and (ii) all physical conditions which would give rise to violations, existing on the date hereof. From the date hereof through the Closing Date, Seller will (a) advise and provide to Buyer a copy of any written notice Seller receives after the date hereof from any governmental authority relating to the violation of any law or ordinance regulating the condition or sue of the Property, and (b) promptly notify Buyer of any material change affecting the Property of which Seller has knowledge.

     9.2.2 ACCESS TO PROPERTY. Seller shall allow Buyer or Buyer's representatives access to the Property upon reasonable prior notice at reasonable times provided such access does not interfere with the operation of the Property or the rights of tenants. Buyer shall indemnify and hold harmless Seller for all damages resulting from Buyer's activities on the Property. The foregoing indemnification shall survive the Closing or the earlier termination of this Agreement.

9.3  MUTUAL COVENANTS.

     9.3.1 PUBLICITY. Seller and Buyer each hereby covenant that, except to the extent required by law, neither Seller nor Buyer shall issue any press release or public statement (a "Release") with respect to the transactions contemplated hereby without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned. If either Seller or Buyer is required by law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

     9.3.2 BROKER. Seller and Buyer expressly acknowledge that C B Commercial Real Estate Services Group, Inc. ("Broker") has acted as the exclusive broker with respect to the transaction contemplated herein and with respect to this Agreement. Seller shall pay any brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker. Seller and Buyer each represent and warrant to the other that it has not dealt with any other broker in this Transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this SECTION 9.3. The provisions of this
     SECTION 9.3 shall survive the Closing or earlier termination of this Agreement.

                       ARTICLE 10 - FAILURE OF CONDITIONS

10.1 TO SELLER'S OBLIGATIONS.

     10.1.1 BUYER'S BREACH. If, on or before the Closing Date: (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer's material representations or warranties are untrue in any material respect, or (iii) any condition to the obligation of Seller to close hereunder has not been satisfied as a result of the failure by Buyer to materially perform its obligations under this Agreement or otherwise in a prompt and timely basis, then Seller may elect to (x) terminate this Agreement by written notice to Buyer, or (y) waive such default by Buyer and close the Transaction. If this Agreement is so terminated, then Seller shall be entitled, as its sole and exclusive remedy for Buyer's breach, to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder, other than as expressly provided herein.

     10.1.2 NON-AUTHORIZATION FEE. Seller acknowledges that Buyer, upon execution of this Agreement, will expend a considerable amount of time and effort, and will incur expenses, related to completion of its Due Diligence, all with no assurance that Seller will obtain the authorizations described in SECTION 7.1(a). To provide Buyer with the assurance that its efforts and expenses are not being unduly put at risk, Seller agrees (a) to proceed in good faith toward obtaining the authorizations described in SECTION 7.1(a) on or before June 12, 1997, and (b) that in the event the Seller is unable to provide the authorizations described in SECTION 7.1(a), for any reason other than Seller's receipt of written notice that Buyer has terminated this Agreement pursuant to SECTION 4.1 of this Agreement, then Seller will pay to Buyer a fixed sum of SEVENTY NINE THOUSAND ONE HUNDRED FORTY TWO DOLLARS AND FIFTY CENTS ($79,142.50) as liquidated damages, to be paid without regard to Buyer's actually incurred costs and this represents the absolute limit on Seller's liability under the terms of this Agreement in the event Seller does not obtain the authorizations described in SECTION 7.1(a).

10.2 TO BUYER'S OBLIGATIONS.

     10.2.1 BUYER'S REMEDY. If, at the Closing, any condition to the obligation of Buyer to close hereunder set forth in Section 7.2 has not been substantially satisfied, Buyer shall have the right to (i) terminate this Agreement by written notice to Seller, promptly after which Seller shall return the Deposit to Buyer, or (ii) Buyer may waive the condition and proceed to close the transaction.

                     ARTICLE 11 - CONDEMNATION/CASUALTY

11.1 CONDEMNATION.

     11.1.1 RIGHT TO TERMINATE. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of any project which comprises a portion of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Buyer of such fact promptly after obtaining knowledge thereof, and Buyer shall have the right to terminate this Agreement by giving notice to Seller not later than ten (10) days after receipt of notice. For purposes hereof, a "significant portion" of the Property shall mean (i) such portion as shall have a value in excess of One Hundred Thousand Dollars ($100,000.00) for each project described in EXHIBIT A, or (ii) such portion, the taking of which shall have a material adverse effect on the operation of such project. If Buyer elects to terminate this Agreement as aforesaid, the provisions of
     SECTION 11.4 shall apply.

     11.1.2 ASSIGNMENT OF PROCEEDS. If (i) Buyer elects not to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price; PROVIDED, HOWEVER, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which may have been paid to Seller prior to the Closing Date as a result of such taking and Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and keep, all awards for the taking of such project or such portion thereof.

11.2 DESTRUCTION OR DAMAGE. In the event any project comprising a portion of the Property is damaged or destroyed prior to the Closing Date and such
damage or destruction (a)   would cost less than  or equal to One Hundred
Thousand Dollars ($100,000.00) to repair or restore, and (b) would not give any tenant thereof the right to terminate or materially alter its Lease, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, the parties shall close the Transaction and Buyer shall receive at Closing a credit against the Purchase Price equal to the amount required to repair or restore the project to the condition existing immediately before such damage or destruction; provided, however, nothing herein shall be construed to require Seller to repair or restore the project to a condition better than that existing on the date of this Agreement. If the cost of repair or restoration of the project would equal or exceed One Hundred Thousand Dollars ($100,000.00), then Buyer shall have thirty (30) days after Seller notifies Buyer that a casualty has occurred to make an election to terminate this Agreement by delivery to Seller of a written election notice (the "Election Notice"). The failure by Buyer to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. In the event Buyer elects not to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, the parties shall close the Transaction, and at Closing Buyer shall receive a credit against the Purchase Price equal to the cost of repair or restoration of the project to the condition existing before such damage or destruction.

11.3 INSURANCE. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date. Seller shall not assign to Buyer any insurance policies in connection with the Property.

11.4 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this ARTICLE 11, Seller promptly shall direct that the Deposit be refunded to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it shall survive the termination of this Agreement.

11.5 WAIVER. The provisions of this ARTICLE 11 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this ARTICLE 11.

                             ARTICLE 12 - ESCROW

12.1 ESCROW. The Deposit and any other sums which the parties agree shall be held in escrow together with all interest earned thereon (collectively, the "Escrow Deposits"), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

     (a) The Escrow Agent shall deposit the Escrow Deposits with a bank or trust company mutually acceptable to Seller and Buyer in a separate special money market rate interest-bearing commercial bank account in the State of Illinois (or otherwise invested in government insured instruments as may be agreed in writing by Seller, Buyer and the Escrow Agent), shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others and shall promptly advise Buyer and Seller of the number of such account.

     (b) If the Closing under this Agreement occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Buyer and Seller on the Closing Date by wire transfer.

     (c) If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this SECTION 12.1(c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten
          (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

     (d) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

     (e) The party receiving the Escrow Deposits and the interest earned thereon shall pay any income taxes on such interest. The parties hereto represent and warrant to the Escrow

          Agent that their respective taxpayer identification numbers are:
          Seller 22-1856768; and Buyer 94-3224765.

     (f) The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits in escrow, and shall disburse the Escrow Deposits, pursuant to the provisions of this ARTICLE 12.

     (g) The total escrow fee charged by the Escrow Agent shall be the sum of Seven Hundred Dollars ($ 700.00) paid solely by Buyer, but Escrow Agent acknowledges that its duties shall be to both Buyer and Seller equally under the terms of this Agreement.

                          ARTICLE 13 - LEASING MATTERS

13.1 NEW LEASES. After April 25, 1997, Seller shall not, without Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial, within three (3) business days after receipt by Buyer of the information referred to in the next sentence, enter into a new lease affecting any portion of the Property or renew or extend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in such tenant's Lease). Seller shall furnish Buyer with all information regarding any proposed new leases, renewals and extensions reasonably necessary to enable Buyer to make informed decisions. Seller shall deliver to Buyer a true and complete copy of each such new lease, renewal and extension agreement, if any, promptly after the execution and delivery thereof. Seller shall keep accurate records of all of the following types of expenses (collectively, "New Lease Expenses") incurred in connection with any new lease for space at the Property, or any extension, renewal or expansion of a Lease where such Lease does not provide for its extension, renewal or expansion, entered into on or after the date hereof (a "New Lease"): (a) brokerage commissions and fees to effect such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (c) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (d) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over the entire initial term of such New Lease, and (e) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Building). At the Closing, Buyer shall reimburse Seller for all New Lease Expenses paid or incurred by Seller after April 25, 1997 and prior to the Closing Date and shall assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any such New Lease Expenses unpaid as of the Closing. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying such New Lease Expenses and the payment thereof.

13.2 OTHER LEASE ACTIVITY. Except as provided in this SECTION 13.2, without the prior consent of Buyer, which shall not be unreasonably withheld (i) no Lease shall be modified or amended except as provided in SECTION 13.1 with respect to extensions, renewals or expansions of existing Leases and the execution of New Leases, (ii) Seller shall not consent to any assignment or sublease in connection with any Lease or New Lease, and (iii) Seller shall not remove any tenant under any Lease or New Lease, whether by summary proceedings or otherwise, except by reason of a default of the tenant under the Lease or New Lease. In furtherance of the foregoing, Seller shall deliver to Buyer a written notice of each proposed action of the type described in clauses (i) - (iii) hereinabove which Seller has been asked or proposes to take, stating, if applicable, whether Seller is willing to consent to such action and setting forth the relevant information therefor. Buyer shall have five (5) business days after delivery to it of such notice and information to determine whether or not to approve such action. If Buyer shall not give notice of its disapproval of such action within such five (5) business day period, Buyer shall be deemed to have approved such action. If any Lease REQUIRES that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld), then Buyer shall be deemed IPSO FACTO to have approved such action. Seller shall perform all of the obligations of the landlord under the Leases and New Leases which under the terms of such Leases and New Leases are required to be performed by the landlord prior to the Closing Date.

13.3 LEASE ENFORCEMENT. Subject to the provisions of SECTION 13.2 above, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants.

                          ARTICLE 14 - MISCELLANEOUS

14.1 BUYER'S ASSIGNMENT. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void. Notwithstanding the foregoing, Buyer shall be permitted to assign this Agreement to an entity in which Buyer owns or controls one hundred percent (100%) of the beneficial interests provided (a) Buyer effectuates such assignment in writing prior to expiration of the Due Diligence Period, (b) the assignee assumes the obligations of Buyer under the terms of this Agreement, and (c) Buyer remains liable to Seller under the terms of this Agreement.

14.2 DESIGNATION AGREEMENT. Section 6045(e) of the Code and the regulations promulgated thereunder (collectively, the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction contemplated by this Agreement. Title Company is (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

         (i) Escrow Agent is hereby designated as the "Reporting Person" (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

        (ii) Seller and Buyer shall furnish to the Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

       (iii) Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller's correct taxpayer identification numbers is as follows: Seller 22-1856768.

        (iv) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

14.3 SURVIVAL/MERGER. The delivery of the Deeds and any other documents and instruments by either party hereto, and the acceptance thereof by the other party shall not effect a merger.

14.4 INTEGRATION: WAIVER; ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE SCHEDULES AND EXHIBITS ATTACHED HERETO, EMBODIES AND CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND ALL PRIOR AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS AND STATEMENTS, ORAL OR WRITTEN, ARE MERGED INTO THIS AGREEMENT. NEITHER THIS AGREEMENT NOR ANY PROVISION HEREOF MAY BE WAIVED, MODIFIED, AMENDED, DISCHARGED, OR TERMINATED EXCEPT BY AN INSTRUMENT SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF SUCH WAIVER, MODIFICATION, AMENDMENT, DISCHARGE, OR TERMINATION IS SOUGHT, AND THEN ONLY TO THE EXTENT SET FORTH IN SUCH INSTRUMENT. NO WAIVER BY EITHER PARTY HERETO OF ANY FAILURE OR REFUSAL BY THE OTHER PARTY TO COMPLY WITH ITS

OBLIGATIONS HEREUNDER SHALL BE DEEMED A WAIVER OF ANY OTHER OR SUBSEQUENT FAILURE OR REFUSAL TO SO COMPLY.

14.5  GOVERNING LAW.   This Agreement  shall be governed by, and construed in
accordance with, the laws of the State of TEXAS. Buyer and Seller hereby agree that contacts with the State of TEXAS have been significant in relation to this Agreement, and all the Property is located in the State of TEXAS.

14.6 CAPTIONS NOT BINDING; SCHEDULES AND EXHIBITS. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

14.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.8 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.9 NOTICES. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the business day when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below, or by telecopy on the date shown on the receiving party's confirmation thereof, unless such telecopy is received after 2:00 p.m., in which case the date of delivery shall be the next succeeding business day. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:
              MERIDIAN INDUSTRIAL TRUST, INC.
              455 Market Street,  17th Floor
              San Francisco, California 94105
              Attention:  Dennis D. Higgs, Executive Vice President
              Telephone:  (415) 281-3900
              Telecopy:  (415) 284-2840


COPY TO:
              MERIDIAN INDUSTRIAL TRUST, INC.
              455 Market Street, 17th Floor
              San Francisco, California  94105

              Attention: Robert A. Dobbin, General Counsel
              Telephone: (415) 281-3900
              Telecopy: (415) 284-2840

COPY TO:
              GREENE RADOVSKY MALONEY & Share LLP
              Four Embarcadero Center, Suite 4000
              San Francisco, California  94111-4106
              Attn:  Thomas L. Prestwich, Esquire
              Telephone:  (415) 981-1400
              Telecopy: (415) 777-4961


IF TO SELLER:
              The Prudential Insurance Company of America
              Prudential Plaza, Suite 1300
              Chicago, Illinois 60601-6217
              Attention: Bernard C. Buchholz, Vice President
              Telephone:  (312) 861-4300
              Telecopy:  (312) 861-4870

COPY TO:
              The Prudential Insurance Company of America
              Law Department
              One Ravinia Drive, Suite 1400
              Atlanta, Georgia 30346-2110
              Attention: Ralph S. Wheatly, Regional Counsel
              Telephone:  (770) 395-8437
              Telecopy:  (770) 512-0495

COPY TO:
              The Prudential Insurance Company of America
              Law Department
              Prudential Plaza, Suite 1300
              Chicago, Illinois 60601-6217
              Attention:  Diamond Mendonides, Regional Counsel
              Telephone:  (312) 861-4842
              Telecopy:  (312) 861-4303

14.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

14.11 NO RECORDATION. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

14.12 ADDITIONAL AGREEMENTS; FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the transactions contemplated by this Agreement ; provided, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

14.13 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibits hereto.

14.14 ERISA COMPLIANCE. Buyer hereby represents and warrants that Buyer (a) is not an employee benefit plan or governmental plan, and (b) the funds being used to acquire the Property are not "plan assets" within the meaning of 29 C.F.R. SECTION 2510.3-101 of any such plan and are not subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms "employee benefit plan" and "governmental plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller shall not have any obligation to close the Transaction if the Transaction for any reason constitutes a prohibited transaction under Section 406 of ERISA or if representations of Buyer d are found to be false or misleading in any respect.

14.15 LIKE-KIND EXCHANGE. Buyer agrees to cooperate reasonably with Seller in effecting an exchange transaction which includes the Property, pursuant to
Section 1031 of the Code, provided that any such exchange transaction, and the related documentation, shall: (a) be at the sole cost and expense of Seller, (b) not require Buyer to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties, (c) not cause Buyer to be liable or potentially liable for any environmental conditions affecting property other than the Property, (d) not delay the closing or the transaction contemplated by this Agreement , (e) not include Buyer's acquiring title to any property other than the Property or otherwise becoming involved in an transaction with a third party, and (f) not otherwise be contrary to or inconsistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Buyer is not to incur any, and Seller shall reimburse, indemnify and hold Buyer harmless from, any and all costs, expenses and liabilities incurred solely from Buyer's accommodation of such tax deferred exchange, including, without limitation, reasonable attorneys' fees, and any title or escrow fees or expenses. The obligations of Buyer under this paragraph shall survive the execution and delivery of this Agreement and the Closing and shall not be merged therein.

14.16 BUYER'S AUDIT RIGHTS. Seller acknowledges that Buyer is required to have audits performed of the records of the real properties acquired by Buyer. Accordingly, for the period from the Opening of Escrow through December 31 of the calendar year following the Closing Date, upon fifteen
(15) days advance written notice from Buyer, Seller agrees to make available to Buyer's independent accountants those items respecting the Property described in EXHIBIT Q attached hereto. The obligations of Seller under this subsection shall survive the Closing.

14.17 WAIVER OF DECEPTIVE TRADE PRACTICES ACT. BUYER AND SELLER EACH ACKNOWLEDGE, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, THAT THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACTION, SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE ("DTPA"), IS NOT APPLICABLE TO THIS TRANSACTION. ACCORDINGLY, THE RIGHTS AND
REMEDIES OF BUYER AND SELLER WITH RESPECT TO ALL ACTS OR PRACTICES OF THE OTHER, PAST, PRESENT OR FUTURE, IN CONNECTION WITH THE TRANSACTION, SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN DTPA. IN FURTHERANCE THEREOF, BUYER AND SELLER EACH AGREE AS FOLLOWS:

     (a) Buyer represents that it is represented by legal counsel, is a business consumer and that Buyer seeks to acquire by purchase or lease the goods or services (i.e., the Property) that is the subject of this Agreement for commercial or business use. Buyer and Seller each represent to the other that they have knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the Transaction. Buyer and Seller each further represent to the other that they are not in a significantly disparate bargaining position in relation to one another.

     (b) Buyer represents to Seller that it either has assets of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or more or it is owned or controlled by a corporation or entity with assets of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) or more.

     (c) Buyer and Seller each agrees, on its own behalf and on behalf of its assigns and successors, that all of the rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of the other party in connection with the Transaction, regardless of whether such acts or practices occur before or after the execution of this Agreement. Notwithstanding anything to the contrary herein and in accordance with Section 17.42 of the DTPA, neither party hereto waives Section
          17.555 of the DTPA.  THE PROVISIONS OF THIS SECTION 14.17 SHALL
          SURVIVE THE CLOSING.   Buyer agrees to have its attorney execute
          this Agreement in order to effect this provision in accordance with
          Section 17.42 of the DTPA.

THIS WAIVER IS AGREED TO:  BUYER'S INITIALS  (     )   ________________________
                           SELLER'S INITIALS (     )        BUYER'S ATTORNEY

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

SELLER

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


By: ____________________________
Name: Bernard C. Buchholz
Its:  Vice President

BUYER

MERIDIAN INDUSTRIAL TRUST, INC.,
a Maryland corporation


By: ____________________________

Name:__________________________

Its: ____________________________

The undersigned has executed this
Agreement  solely to confirm its
agreement to act as Escrow Agent and
(i) to hold the Escrow Deposits in escrow in accordance with the provisions of ARTICLE 12,
(ii) to report the Transaction pursuant to
Section 6045(e) of the Code as described in
ARTICLE 14, (iii) to comply with the
closing provisions of ARTICLE 6, and (iv) to provide a Release to Buyer and Seller under conditions described in ARTICLE 3.


First American Title Insurance Company


By:   ______________________
Name:  John C. ("Jack") Murray, Vice President
Date:  May ___, 1997

                                   EXHIBIT A
                            TEXAS PROPERTY PACKAGE

PRUDENTIAL
PROPERTY #     PROPERTY NAME                    LOCATION         EXHIBIT
----------     -------------                    --------         -------

00039000       EXCHANGE SERVICE CENTER          ARLINGTON, TX      A-1
01152006       HIGHLAND SUPER STORE             DALLAS, TX         A-2
01315000       PINEMONT DISTRIBUTION CENTER     HOUSTON, TX        A-11
01316000       PERIMETER DISTRIBUTION CENTER    HOUSTON, TX        A-12
01317000       BRITTMORE DISTRIBUTION CENTER    HOUSTON, TX        A-13
01318000       PINE NORTH DISTRIBUTION CENTER   HOUSTON, TX        A-14

                                  EXHIBIT A-1
                           EXCHANGE SERVICE CENTER
                                ARLINGTON, TEXAS


BEING a tract of land in the M. Harris Survey, Abstract No. 704, Tarrant County, Texas, a part of that certain 164.868 acre tract of land described in deed to Vantage Investment Properties, Inc. by Great Southwest Corporation, and being all of Sites 1 and 2 of the Third Installment, Six Flags Business Park, an addition to the City of Arlington, Texas, as recorded in Volume 388-65, Page 20 of the Map Records of Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2-inch iron rod with a yellow plastic cap stamped "Halff Assoc., Inc." (hereafter referred to as "with cap") set at the northeast corner of said Site 1, and being in the south line of the T & P and G S RR Interchange and Yard as recorded in Volume 3202, Pages 68 and 332 of the Deed Records of Tarrant County, Texas, said point being west, a distance of 25.00 feet along the said south line from the northwest corner of a tract conveyed to T.E.S. Company by deed recorded in Volume 3137, Page 355 of the Deed Records of Tarrant County, Texas;

THENCE South, departing said south line a distance of 335.00 feet to a 1/2-inch iron rod with cap found in the north line of Exchange Drive;

THENCE West, along the north line of Exchange Drive a distance of 1214.43 feet to an "L" scribed in concrete for the beginning of a circular curve to the left having a radius of 630.00 feet;

THENCE Westerly, continuing along said north line and along said curve through a central angle of 13 degrees 55 minutes 16 seconds, an arc distance of 153.06 feet to a 1/2-inch iron rod with cap found for a corner;

THENCE North, departing said north line, a distance of 353.50 feet to a 1/2-inch iron rod with cap set in said T & P and G S RR Yard south line;

THENCE East, along said south line, a distance of 1366.00 feet to the POINT OF BEGINNING AND CONTAINING 458,540 square feet or 10.527 acres of land, more or less.

                                  EXHIBIT A-2
                             HIGHLAND SUPER STORE
                                 DALLAS, TEXAS


BEING a tract of land in the John J. Metcalf Survey, Abstract No. 885, and being that tract of land known as Block D/8026, Redbird Distribution Center, Phase I, an Industrial Subdivision, as platted for record in Volume 85117, Page 5792, Map Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2-inch iron rod with a yellow plastic cap stamped "A. H. HALFF ASSOC." (hereafter referred to as "with cap") found at the northwest corner of said Redbird Distribution Center, Phase I;

THENCE South 89 degrees 43 minutes 48 seconds East, along the north line of said Redbird Distribution Center, Phase I, a distance of 1473.82 feet to a 1/2-inch found iron rod with cap at the northerly common corner between said Block D/8026 and Block E/8026;

THENCE South 00 degrees 16 minutes 12 seconds West, departing said north line and along said common line, a distance of 475.00 feet to a 1/2-inch found iron rod with cap in the north right-of-way line of Highland Place Drive (60-foot right-of-way);

THENCE North 89 degrees 43 minutes 48 seconds West, departing said common line and along said north right-of-way line, passing the point of curvature at 1008.30 feet, and continuing along the south line of said Block D/8026, a total distance of 1468.70 feet to a 1/2-inch found iron rod with cap in the west line of said Phase I, also being the southwest corner of said Block D/8026;

THENCE North 00 degrees 20 minutes 50 seconds West, along the west line of said Phase I, a distance of 475.03 feet to the POINT OF BEGINNING AND CONTAINING 698,849 square feet or 16.0434 acres of land, more or less.

                                 EXHIBIT A-11
                         PINEMONT DISTRIBUTION CENTER
                                 HOUSTON, TX
                                 -----------

Field note description of a tract of land containing 5.6920 acres (247,944 square feet) which is out of Unrestricted Reserve "A" of the REPLAT OF PINEWAY SOUTH as recorded in Volume 218, Page 12 of the Harris County Map Records, and being that same tract described in a Substitute Trustee's Deed to The Prudential Insurance Company of America recorded under Harris County Clerk's File No. M508772, in the William C. Wallace Survey, Abstract No. 848, in the City of Houston, Harris County, Texas, said 5.6920 acre tract being more particularly described by metes and bounds as follows (all bearings are referenced to the aforesaid REPLAT OF PINEWAY SOUTH):

COMMENCING at a 5/8-inch iron rod found on the northerly right-of-way line of Clay Road (100 feet wide) which marks the southwest end of the corner cut back line at the intersection of the northerly right-of-way line said Clay Road with the westerly right-of-way line of South Pinemont Drive (width varies), said point also marks the most southerly southeast corner of said Unrestricted Reserve "A" of the REPLAT OF PINEWAY SOUTH and a called 5.0441 acre tract described in a deed to Pinemont GPI, LTD. recorded under Harris County Clerk's File No. S124169;

THENCE, North 42DEG. 34' 32" East, along said corner cut back line a distance of 14.17 feet to a 5/8-inch iron rod found on the westerly right-of-way line of said South Pinemont Drive;

THENCE, North 02DEG. 19' 19" West, along the said westerly right-of-way line of South Pinemont Drive, a distance of 30.29 feet to an "X" cut in concrete found for the point of curvature of a curve to the right;

THENCE, in a northerly direction, continuing along the said westerly right-of-way line of South Pinemont Drive, and along said curve to the right having a radius of 1,000.00 feet, a central angle of 05DEG. 43' 56", (a chord which bears North 00DEG. 32' 39" East for 100.00 feet), an arc distance of
100.05 feet to a 5/8-inch iron rod found at a point of reverse curvature;

THENCE, in a northerly direction, continuing along said westerly right-of-way line and along said curve to the left having a radius of 1,000.00 feet, a central angle of 05DEG. 43' 56", (a chord which bears North 00DEG. 32' 39" East for 100.00 feet), an arc distance of 100.05 feet to an "X" found cut in concrete found at the point of tangency of said curve;

THENCE, North 02DEG. 19' 19" West, continuing along said right-of-way line a distance of 427.71 feet to an "X" found cut in a concrete driveway which marks the southeast corner of the aforesaid Prudential Insurance Company tract, the northeast corner of the said 5.0441 acre tract and the southeast corner and POINT OF BEGINNING of this herein described tract;

THENCE, South 87DEG. 40' 41" West, along the southerly line of the said Prudential Insurance Company tract, and the northerly line of the said 5.0441 acre tract a distance of 332.00 feet to a

5/8-inch iron rod found in the westerly line of said Unrestricted Reserve "A" and the easterly line of Block E of OUTPOST ESTATES Sec. 1 as recorded in Volume 37, Page 36 of the Harris County Map Records, said point marks the southwest corner of the said Prudential Insurance Company tract and the northwest corner of the said 5.0441 acre tract;

THENCE, North 02DEG. 19' 19" West, along the westerly line of the said Prudential Insurance Company tract, the said westerly line of Unrestricted Reserve "A" and the said easterly line of Block E of OUTPOST ESTATES Sec. 1 a distance of 746.81 feet to a 5/8-inch iron rod found at the northwest corner of the said Prudential Insurance Company tract and the southwest corner of a called 1.6272 acre tract described in a deed to Steven E. Jackson recorded under Harris County Clerk's File No. N314140;

THENCE, North 87DEG. 40' 41" East, along the northerly line of the said Prudential Insurance Company tract and the southerly line of the aforesaid
1.6272 acre a distance of 332.00 feet to a 5/8-inch iron rod found on the easterly line of said Unrestricted Reserve "A" and the said westerly right-of-way line of South Pinemont Drive which marks the northeast corner of said Prudential Insurance Company tract and the southeast corner of the said
1.6272 acre tract;

THENCE, South 02DEG. 19' 19" East, along the said easterly line of Unrestricted Reserve "A", the said westerly right-of-way line of South Pinemont Drive and the easterly line of the said Prudential Insurance Company tract a distance of 746.81 feet to the POINT OF BEGINNING and containing a computed area of 5.6920 acres (247,944 square feet). This description is based on a ground survey completed February 27, 1997 and is submitted in conjunction with a survey drawing completed August 20, 1993 and updated March 18, 1997, Clark Surveying Company Job No. 97-02-3952.

                                  EXHIBIT A-12
                         PERIMETER DISTRIBUTION CENTER
                                  HOUSTON, TX

Legal description of a 7.0812 acre tract of land out of the Thomas Hogan Survey, a-326 Harris County, Texas

Being a 7.0812 acre (308,457 square feet) tract of land out of a 9.3794 acre tract of land located in the Thomas Hogan Survey, abstract No. 326, Harris County, Texas, said 9.3794 acre tract of land also being out of Restricted Reserve "A", Block 1 of Perimeter Park subdivision, a subdivision per map or plat thereof recorded in Volume 295, Page 62 of the map records of Harris County, Texas, said 9.3794 acre tract of land being more particularly described by metes and bounds as follows:

Beginning at a found 5/8 inch iron rod for the northwest corner of Restricted Reserve "A", said northwest corner also being on the southwest right of way of a 100 foot wide H. & T.C. railroad right of way as recorded in Volume S, Page 600 of the Harris County map records and the east line of a called 20 foot wide T. and N.O. railroad easement recorded under Harris County Film Code No. ###-##-####;

Thence south 52 degrees 44 minutes 30 seconds east, at 154.56 feet pass a found 5/8 inch iron rod marking the northerly right of way line of a 2.2982 acre tract of land (called 2.3011 acres) taken in condemnation proceedings by the county of Harris as set forth in that final judgment filed of record under H.C.C.F. No. M-166347, a distance of 545.40 feet to a found 5/8 inch iron rod for corner and the southerly right of way line of said 2.2982 acre tract of land and the most northerly northwest corner of that certain 2.8073 acre tract of land conveyed to McGregor D.C. as per that certain general warranty deed recorded in H.C.C.F. No. L-419781;

Thence south 66 degrees 29 minutes 57 seconds west and along said southerly right of way line and along the westerly line of said 2.8073 acre tract of land, a distance of 36.87 feet to a found 5/8 inch iron rod for corner;

Thence north 52 degrees 43 minutes 58 seconds west, a distance of 2.74 feet to a found 5/8 inch iron rod for corner;

Thence south 37 degrees 21 minutes 27 seconds west, a distance of 2.19 feet to a found 5/8 inch iron rod for corner;

Thence north 52 degrees 38 minutes 33 seconds west, a distance of 4.00 feet to a found 5/8 inch iron rod for corner;

Thence south 37 degrees 21 minutes 27 seconds west, a distance of 9.90 feet to a found 5/8 inch iron rod for corner;

Thence south 66 degrees 29 minutes 57 seconds west, a distance of 73.23 feet to a found 5/8 inch iron rod for corner and the point of curvature on a curve to the left whose chord bears south 66 degrees 07 minutes 34 seconds west and a chord distance of 24.95 feet;

Thence along said curve to the left having a central angle of 00 degrees 44 minutes 46 seconds and a radius of 1916.02 feet, an arc distance of 24.95 feet to a found "x" cut in concrete for corner;

Thence departing from said county of Harris right of way and along the common line between the aforementioned 2.8073 acre tract of land and the herein described 9.3794 acre tract of land on a bearing of south 02 degrees 34 minutes 35 seconds east, a distance of 186.81 feet to a found "x" cut in concrete;

Thence continuing along said common line and on a bearing of south 52 degrees 43 minutes 31 seconds east, a distance of 315.03 feet to a found "x" cut in concrete;

Thence continuing along said common line and on a bearing of north 87 degrees 29 minutes 46 seconds east, a distance of 128.20 feet to a "x" cut in concrete for corner, said "x" cut in concrete also being on the west right of way line of perimeter road (60 foot wide) as recorded as per the plat of Perimeter Park subdivision and being a point on a non-tangent curve to the left whose chord bears south 02 degrees 09 minutes 23 seconds west, a chord distance of 53.63 feet;

Thence along said west right of way of Perimeter Road and along said curve to the left having a radius of 330.00 feet and a central angle of 09 degrees 19 minutes 20 seconds, an arc length of 53.69 feet to a set 3/8 inch iron rod for the point of tangency of said curve;

Thence continuing along said right of way line and on a bearing of south 02 degrees 30 minutes 05 seconds east, a distance of 226.03 feet to a found 3/8 inch iron rod for the southeast corner of the herein described 9.3794 acre tract of land;

Thence south 87 degrees 29 minutes 55 seconds west, departing from the west right of way line of Perimeter Road and along the south line of the herein tract of land, a distance of 651.50 feet to a found 5/8 inch iron rod for the southwest corner of the herein described 9.3794 acre tract of land, said corner also being on the east line of the aforementioned 20 foot wide t. And N.O. railroad easement;

Thence north 02 degrees 14 minutes 06 seconds west, along said west line of Restricted Reserve "A", at 526.97 feet pass the south line of the aforementioned
2.2982 acre tract and at 892.20 feet pass the north line of said 2.2982 acre tract of land, and continuing for a total distance of 1070.18 feet to the point of beginning and containing 9.3794 acres of land, more or less, less, save and except the aforementioned 2.2982 acre tract of land, said 2.2982 acre tract of land being more particularly described as follows:

Commencing at a found 5/8 inch iron rod for the northwest corner of Restricted Reserve "A", said northwest corner also being on the southwest right of way of a 100 foot wide H. & T.C.

railroad right of way as recorded in Volume S, Page 600 of the Harris County map records and the east line of a called 20 foot wide T. and N.O. Railroad easement recorded under Harris County Film Code No. 051-15-1485;

Thence south 52 degrees 44 minutes 30 seconds east, a distance of 154.56 feet to a found 5/8 inch iron rod for the point of beginning of the herein described
2.2982 acre tract of land (called 2.3011 acres) taken in condemnation proceedings by the county of Harris as set forth in that final judgment filed of record under H.C.C.F. No. M-166347;

Thence continuing south 52 degrees 44 minutes 30 seconds east, a distance of
390.84 feet to a found 5/8 inch iron rod for corner and the southerly right of way line of said 2.2982 acre tract of land and the most northerly northwest corner of that certain 2.8073 acre tract of land conveyed to McGregor D.C. as per that certain general warranty deed recorded in H.C.C.F. No. L-419781;

Thence south 66 degrees 29 minutes 57 seconds west and along said southerly right of way line and along the westerly line of said 2.8073 acre tract of land, a distance of 36.87 feet to a found 5/8 inch iron rod for corner;

Thence north 52 degrees 43 minute 58 seconds west, a distance of 2.74 feet to a found 5/8 inch iron rod for corner;

Thence south 37 degrees 21 minutes 27 seconds west, a distance of 2.19 feet to a found 5/8 inch iron rod for corner;

Thence north 52 degrees 38 minutes 33 seconds west, a distance of 4.00 feet to a found 5/8 inch iron rod for corner;

Thence south 37 degrees 21 minutes 27 degrees west, a distance of 9.90 feet to a found 5/8 inch iron rod for corner;

Thence south 66 degrees 29 minutes 57 seconds west, a distance of 73.23 feet to a found 5/8 inch iron rod for corner and the point of curvature on a curve to the left whose chord bears south 61 degrees 23 minutes 46 seconds west and a chord distance of 340.84 feet;

Thence along said curve to the left having a central angle of 10 degrees 12 minutes 21 seconds and a radius of 1916.02 feet, an arc distance of 341.29 feet to a found 5/8 inch iron rod for corner, said corner also being on the east line of the aforementioned 20 foot wide T. and N.O. railroad easement;

Thence north 02 degrees 14 minutes 06 seconds west, along said west line of Restricted Reserve "A", a distance of 365.23 feet for the northwest corner of said 2.2982 acre tract and the point of beginning of a non-tangent curve to the right having a chord bearing north 54 degrees 00 minutes 41 seconds east and a chord distance of 105.12 feet;

Thence along said curve to the right having a central angle of 02 degrees 49 minutes 45 seconds east and a radius of 2129.00 feet, an arc distance of 105.13 feet to the point of tangency and corner;

Thence north 54 degrees 02 minutes 50 seconds east, a distance of 38.32 feet for the point of beginning and containing 2.2982 acres of land for a net acreage of
7.0812 acres of land.

                                  EXHIBIT A-13
                         BRITTMORE DISTRIBUTION CENTER
                                  HOUSTON, TX


Field note description of 12.9373 acres (563,549 square feet) of land, out of Unrestricted Reserve "A" of Hammerly Industrial Park subd., according to the map or plat thereof recorded in Volume 296, Page 107 of the map records, Harris County, Texas, said 12.9373 acre tract being more particularly described by metes and bounds as follows; [bearings referenced to the south line of said Hammerly Industrial Park subd., bearing S 87 DEG.
52' 34" w]:

BEGINNING at a 1/2 inch iron rod pipe found in the East right-of-way line of Brittmore Road (80 feet wide), for the Southwest corner of said Hammerly Industrial Park and the herein described tract;

THENCE, N 01 DEG. 54' 45" W, along the East line of Brittmore Road, a distance of 608.00 feet to a P.K. nail found in concrete for the Northwest corner of the herein described tract;

THENCE, N 87 DEG. 52' 34" E, a distance of 820.00 feet to a found 5/8 inch iron rod for the most Northeasterly corner of the herein described tract;

THENCE, S 02 DEG. 07' 26" E, a distance of 324.07 feet to a 5/8 inch iron rod found marking an interior corner of the herein described tract;

THENCE, S 79 DEG. 22' 26" E, a distance of 29.27 feet to a 5/8 inch iron rod found at the point of curvature of a non-tangent curve to the Right having a radial line that bears S 13 DEG. 14' 45" W;

THENCE, Southeasterly, along and with said curve to the Right having a radius of 468.37 feet, a central angle of 46 DEG. 41' 24" an arc length of 381.67 feet and a chord bearing S 53 DEG. 24' 32" E, for a distance of 371.20 feet to a 5/8 inch iron rod found on the East line of Hammerly Industrial Park, said iron rod marks an exterior corner of the herein described tract;

THENCE, S 01 DEG. 21' 06" E, along the East line of Hammerly Industrial Park, a distance of 45.30 feet, to a 5/8 inch iron rod found for the Southeast corner of the herein described tract;

THENCE, S 87 DEG. 52' 34" W, along the South line of Hammerly Industrial Park, a distance of 1139.81 feet to the POINT OF BEGINNING and containing
12.9373 acres (563,549 square feet) of land.

                                 EXHIBIT A-14
                        PINE NORTH DISTRIBUTION CENTER
                                 HOUSTON, TX


A parcel of land containing 5.8343 acres (254,142 square feet) being a part of Block 2, Unrestricted Reserve C, Pineway North Subdivision according to the Plat thereof recorded in Volume 290, Page 49, Map Records, Harris County, Texas, said tract being in the Richard Rowles Survey, Abstract No. 670, Houston, Harris County, Texas and being more particularly described as follows;

BEGINNING at a point, said point being in the north line of said Pineway North Subdivision, said point being in the east line of Guhn Road (60 feet wide) and in the south line of Block 9, Fawndale Center as recorded in Volume 21, Page 15, Map Records, Harris County, Texas, from said corner a found iron rod with Clark Surveying cap bears S 73 DEG W, 1.26 feet in length;

THENCE N 87 DEG 21' 10" E, along the said north line of Pineway North Subdivision and the said south line of Block 9, Fawndale Center a distance of
611.42 feet to a 4"x 4" wood fence post at the northeast corner of said Pineway North Subdivision, from said corner a found 5/8 inch iron rod bears
S 03 DEG 50' 40" E, 1.13 feet in length;

THENCE S 03 DEG 50' 40" E, along the east line of said Pineway North Subdivision, at a distance of 316.52 feet pass a found 1/2 inch iron rod being
3.03 feet east of property line, in all a total distance of 467.54 feet to a found 5/8 inch iron rod;

THENCE S 86 DEG 09' 20" W, a distance of 447.02 feet to an "X" found in concrete in the east line of said Guhn Road;

THENCE along the east line of said Guhn Road and the arc of a 530.00 foot radius curve to the left, through a central angle of 10 DEG 54' 17", a distance of
100.87 feet to a found 5/8 inch iron rod, said curve being subtended by a chord bearing N 21 DEG 34' 45" W, 100.72 feet in length;

THENCE 27 DEG 01' 54" W, continuing along the east line of said Guhn Road a distance of 273.82 feet to a found 5/8 inch iron rod at the beginning of a
320.00 foot radius curve to the right;

THENCE along said east line of Guhn Road and the arc of said curve to the right, through a central angle of 24 DEG 23' 04", a distance of 136.19 feet to the POINT OF BEGINNING and containing 5.8343 acres (254,142 square feet) of land, said curve being subtended by a chord bearing N 14 DEG 30' 22" W, 135.16 feet in length.

                                  EXHIBIT B
                         ALLOCATION OF PURCHASE PRICE


PROJECT DESCRIBED                       ALLOCATED PRICE
-----------------                       ---------------


Exhibit                                 $
A-1   EXCHANGE SERVICE CENTER           5,579,161
A-2   HIGHLAND SERVICE CENTER           7,830,000
A-11  PINEMONT DISTRIBUTION             2,988,440
A-12  PERIMETER DISTRIBUTION            3,291,437
A-13  BRITTMORE DISTRIBUTION            8,099,212
A-14  PINE NORTH DISTRIBUTION           3,267,181

                                   EXHIBIT C
              REPORTS ISSUED BY FIRST AMERICAN TITLE INSURANCE COMPANY


PROPERTY DESCRIBED                 COMMITMENT # / NATIONAL ACC.#
------------------                 -----------------------------

EXHIBIT
A-1                                97R01107 CR3   NA19805
A-2                                97R01106 CR3   NA19804
A-11                               531070         NA19806
A-12                               531071         NA19807
A-13                               531075         NA19808
A-14                               531074         NA19809

                                  EXHIBIT C-1
                  BUYER'S CERTIFICATION OF NO REPRESENTATIONS


To:  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
From: MERIDIAN INDUSTRIAL TRUST, INC.
      State of  California
      County of


Before me the undersigned notary public in and for the State of California, this day personally appeared known to me to be the President of MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation, who being by me first duly sworn, before me under oath and penalty of perjury says:

1. That he or she is the President of MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation, and

2.  That said MERIDIAN INDUSTRIAL TRUST, INC. is the Buyer in that certain
    Purchase and Sale Agreement dated the     day of May, 1997 (the
    "Agreement"), and

3. That subsection 4.5 of the Agreement requires a Buyer's Certification from an authorized officer of Buyer confirming and certifying it's acceptance and acknowledgment of all matters set forth in Article 4 and in subsection 8.1.3 of the Agreement, copies of which are attached hereto incorporated herein as Exhibit A and Exhibit B, and

4. That without limiting the matters certified to as set forth in Article 4 and in subsection 8.1.1 and 8.1.2 of the Agreement, the undersigned on behalf of the Buyer is hereby certifies that Seller, its officers, employees, agents and legal counsel have made no representations or warranties concerning the Property except as specifically set forth in the Agreement and the conveyance documents, and

5. That he or she has been duly authorized by the Board of Directors of MERIDIAN INDUSTRIAL TRUST, INC. to confirm and acknowledge the matters set forth in Article 4 and in subsection 8.1.1 and 8.1.2 of the Agreement and he or she knows of no fact or facts which would alter , amend or modify the understandings, statements or agreements stated therein.

8. That the undersigned understands that the Seller in the Agreement is relying upon this representation.


                                Sworn and subscribed this    day of      , 1997.


                                ------------------------
                                Notary Public, State of
                                My Commission Expires:

                                  EXHIBIT D
                                BILL OF SALE

STATE OF ILLINOIS   )
                    )    KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF COOK      )


WHEREAS, by deed of even date herewith, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Seller") conveyed to MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("Buyer"), whose mailing address is 455 Market Street, 17th Floor, San Francisco, CA 94105, those parcels of land more particularly described in EXHIBIT "A" attached hereto as a part hereof, together with all improvements located thereon ("Real Property").

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, all of its right, title and interest in and to all fixtures, fittings, appliances, apparatus, equipment, machinery, and all other items of personal property owned by the Seller which are affixed or attached to or placed or situated upon the Real Property and used in the operation and management thereof (excluding any computer equipment and software) (collectively the "Personal Property"), to have and to hold, all and singular, the Personal Property unto Buyer forever.

Seller does hereby bind itself, its legal representatives, successors and assigns, to WARRANT, and FOREVER DEFEND title to the Personal Property unto Buyer, its legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim same or any part thereof, by, through or under Seller, but not otherwise.

     SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PERSONAL PROPERTY OR ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. BY ITS ACCEPTANCE OF THIS BILL OF SALE, BUYER ACKNOWLEDGES THAT IT HAS FULLY INSPECTED THE PERSONAL PROPERTY AND BUYER ACCEPTS THE SAME IN ITS PRESENT USED AND "AS IS" CONDITION.

     SELLER AND BUYER AGREE THAT THE PERSONAL PROPERTY IS SOLD, AND THAT BUYER ACCEPTS POSSESSION OF THE PERSONAL PROPERTY, "AS IS, WHERE IS, WITH ALL FAULTS", AND THAT, EXCEPT FOR THE LIMITED WARRANTY OF TITLE GIVEN HEREINABOVE, SUCH SALE IS MADE

     WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER BY SELLER, SELLER'S SALES AGENTS OR BROKERS, ANY PARTNER OR SELLER OR ITS SALES AGENTS OR BROKERS, OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER OR ITS SALES AGENTS OR BROKERS, OR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (COLLECTIVELY, THE "SELLER PARTIES"), WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES,
     USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSES, AND SELLER AND EACH OF THE SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. BY ITS ACCEPTANCE OF THIS BILL OF SALE, BUYER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR THE LIMITED WARRANTY OF TITLE GIVEN HEREINABOVE, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OTHER SELLER PARTIES AS TO ANY MATTERS CONCERNING THE PERSONAL PROPERTY, AND BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES, AND THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PERSONAL PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY ANY PERSON WHOMSOEVER AND THAT BUYER ACCEPTS THE PERSONAL PROPERTY IN ITS PRESENT USED AND "AS IS, WHERE IS, WITH ALL FAULTS" CONDITION.


EXECUTED this __ day of                 , 1997, TO BE EFFECTIVE as of the _____
day of ___________________, 1997.


SELLER:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA,
a New Jersey corporation
By:________________________________________
Name: Bernard C. Buchholz
Title:   Vice President

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )


This instrument was acknowledged before me on __________, 1997 by Bernard C. Buchholz, Vice President of The Prudential Insurance Company of America, a New Jersey corporation, on behalf of said corporation.

                                        ______________________________________
_______________________, Notary Public
My Commission Expires:
______________________

                               EXHIBIT E-1
                      ASSIGNMENT OF TENANT LEASES


THIS ASSIGNMENT OF TENANT LEASES ("Assignment"), is made by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation
("Assignor") and MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("Assignee").

                          W I T N E S S E T H:


WHEREAS, by Purchase and Sale Agreement ("Sale Agreement") dated as of May ___, 1997, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon ("Property") as more particularly described in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, INTER ALIA, that Assignor shall assign to Assignee certain leases and Assignee shall assume all of the obligations of Seller under such leases.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. ASSIGNMENT OF TENANT LEASES. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under those certain tenant space leases set forth in EXHIBIT "E-2" attached hereto as a part hereof ("Leases"). Assignee hereby assumes all liabilities and obligations of Assignor under the Leases and indemnifies and holds harmless Assignor from all of the liabilities and obligations of Assignor under the Leases.

2. MISCELLANEOUS. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

EXECUTED this ___ day of             , 1997, TO BE EFFECTIVE as of the _____
day of ____________, 1997.


ASSIGNOR:
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, a New Jersey corporation

By:________________________________________
Name:  Bernard C. Buchholz
Title: Vice President

ASSIGNEE:

MERIDIAN INDUSTRIAL TRUST, INC.

By:_________________________________________
Name:_______________________________________
Title:______________________________________

                               EXHIBIT E-2
                              LIST OF LEASES



EXH.           PROPERTY NAME                      LEASES
----           -------------                      ------
A-1            EXCHANGE SERVICE CENTER            THE CROSBY GROUP
                                                  GULF SYSTEMS, INC.
                                                  GATX LOGISTICS
A-2            HIGHLAND SUPER STORE               TREE OF LIFE
A-11           PINEMONT DISTRIBUTION CENTER       ACR SUPPLY, INC.
                                                  RACHEL SAN MIGUEL & CO.
                                                  WESTINGHOUSE ASSIGNED LEASE TO CUTLER-
                                                  HAMMER, INC.
                                                  ATT HEADWEAR, INC.
                                                  GOLDEN CREEK CARPET, INC.
                                                  GOLDEN CREEK CARPET, INC.
                                                  THE TUDOR MINT
                                                  A-CUSTOM CHOP OF TEXAS
A-12           PERIMETER DISTRIBUTION CENTER      THE POWELL GROUP
                                                  PENNZOIL PRODUCTS
                                                  SUN INVENTORY MANAGEMENT CORP.
                                                  INTERNATIONAL GROCERS
                                                  ICEE USA, INC.
                                                  PRESIDENT BAKING CO.
A-13           BRITTMORE DISTRIBUTION CENTER      ITL INDUSTRIAL TIRES
                                                  MITSUBISHI CATERPILLAR FORKLIFT
                                                  IGLOO PRODUCTS CORP.
                                                  MITSUBISHI CATERPILLAR FORKLIFT
                                                  ROSEN /CW. INC.
                                                  DHL AIRWAYS
                                                  FLEXIBLE LINE UNDERGROUND TECHNOLOGIES,
                                                  INC.
                                                  HLF DISTRIBUTORS
                                                  FANDELI INTERNATIONAL CORP.
                                                  HAROLD LEONARD SOUTHWEST CORP.
A-14           PINE NORTH DISTRIBUTION CENTER     ALAMO IRONWORKS
                                                  TIME WARNER CABLE
                                                  THE SERVICE CENTER

                                   EXHIBIT F
                      ASSIGNMENT OF WARRANTIES/GUARANTIES


THIS ASSIGNMENT OF WARRANTIES/GUARANTIES ("Assignment"), is made by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Assignor") and MERIDIAN INDUSTRIAL TRUST, INC., a Maryland Corporation ("Assignee").


                             W I T N E S S E T H:

WHEREAS, by Purchase and Sale Agreement ("Sale Agreement") dated as of May ___, 1997, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon ("Property") as more particularly described in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, INTER ALIA, that Assignor shall assign to Assignee certain warranties and guarantees, and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1. ASSIGNMENT OF WARRANTIES AND GUARANTEES. Assignor hereby assigns, set over and transfers to Assignee all of its right, title and interest in, to and under those certain warranties and guarantees set forth in SCHEDULE A attached hereto as a part hereof, to the extent assignable.

          2. MISCELLANEOUS. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

EXECUTED this ___ day of          , 1997   TO BE EFFECTIVE as of the ___ day of
____________, 1997.

ASSIGNOR:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, a New Jersey Corporation


By:________________________________________
Name: Bernard C. Buchholz
Title:   Vice President

ASSIGNEE:
MERIDIAN INDUSTRIAL TRUST, INC., a Maryland
Corporation

By:_________________________________________
Name:_______________________________________
Title:______________________________________

                                   EXHIBIT G
                            LIST OF MAJOR TENANTS


EXH.    PROPERTY NAME                      LEASES
----    -------------                      ------

A-1     EXCHANGE SERVICE CENTER            THE CROSBY GROUP
                                           GULF SYSTEMS, INC.
                                           GATX LOGISTICS, UNIT DISTRIBUTION OF
                                           TEXAS
A-2     HIGHLAND SUPER STORE               TREE OF LIFE (GOURMET FOODS)
A-11    PINEMONT DISTRIBUTION CENTER       A-CUSTOM CHOP OF TEXAS

A-12    PERIMETER DISTRIBUTION CENTER      THE POWELL GROUP
                                           PENNZOIL PRODUCTS

A-13    BRITTMORE DISTRIBUTION CENTER      IGLOO PRODUCTS CORP.
                                           FANDELI INTERNATIONAL CORP.
                                           HAROLD LEONARD SOUTHWEST CORP.
A-14    PINE NORTH DISTRIBUTION CENTER     THE SERVICE CENTER

                                   EXHIBIT H-1
                             TENANT ESTOPPEL LETTER

By lease dated _________________________ ("Lease"), the undersigned ("Tenant") has leased from THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or its predecessors in interest ("Landlord") the lease premises located at _______________________ __________________________________ which are more particularly described in the Lease. Landlord, as owner of the property ("PROPERTY") of which the lease premises are a part, intends to sell the said Property to _____________________ ____________________________________ ("BUYER") who, as a condition to the purchase of the Property, has required this Tenant Estoppel Letter.

In consideration of Buyer's agreement to purchase the Property, Tenant agrees and certifies to Landlord and to Buyer as follows:

          1. The leased premises and possession thereof are accepted; the Lease is in full force and effect; and the lease term begins on ____________________ and ends on _____________________________.

          2. Tenant claims no present charge, lien or claim of offset against rent.

          3. Rent is paid for the current month but is not paid and will not be paid more than one month in advance. Basic or fixed rent is $____________ per month and is due on the __________ of each month. A security deposit in the amount of $_____________ has been paid to Landlord.

          4. There are no existing defaults by reason of any act or omission of the Landlord except as follows:___________________________________
___________________________________________.

          5. The Lease has not been modified, except in accordance with the amendments dated as follows:_____________________________________
______________________________________.

          6. Attached is a true and correct copy of the Lease together with all amendments, modifications or renewals.

TENANT:

__________________________________

By:_______________________________
Name: ____________________________
Title:_____________________________

                                EXHIBIT H-2
                           SELLER ESTOPPEL LETTER


By lease dated _________________________ ("Lease"), the undersigned ("Tenant") has leased from THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or its predecessors in interest ("Landlord") the lease premises located at _______________________ __________________________________ which are more particularly described in the Lease. Landlord, as owner of the property ("PROPERTY") of which the lease premises are a part, intends to sell the said Property to _____________________ ____________________________________
("BUYER") who, as a condition to the purchase of the Property, has required this Tenant Estoppel Letter.

In consideration of Buyer's agreement to purchase the Property, Landlord certifies to Buyer as follows:

         1. The leased premises and possession thereof are accepted; the Lease is in full force and effect; and the lease term begins on ____________________ and ends on _____________________________.

         2. Tenant claims no present charge, lien or claim of offset against rent.

         3. Rent is paid for the current month but is not paid and will not be paid more than one month in advance. Basic or fixed rent is $____________ per month and is due on the __________ of each month. A security deposit in the amount of $_____________ has been paid to Landlord.

         4. There are no existing defaults by reason of any act or omission of the Landlord except as follows:___________________________________
___________________________________________.

         5. The Lease has not been modified, except in accordance with the amendments dated as follows:_____________________________________
______________________________________.

ATTACHED IS A TRUE AND CORRECT COPY OF THE LEASE TOGETHER WITH ALL AMENDMENTS, MODIFICATIONS OR RENEWALS.

The liability of Landlord pursuant to this letter shall be null and void the earlier of a) the one hundred and eightieth day from the date hereof, or b) Seller delivering to Purchaser a Tenant Estoppel letter in substantial conformity with this letter. Any liability on behalf of Landlord under this letter is subject to the limitations on maximum aggregate Seller liability as set forth in Section ___ of the Purchase and Sale Agreement dated May , 1997 in which Seller and Landlord are one and the same party.
Notwithstanding the foregoing, Purchaser hereby expressly waives and releases any right or remedy available to it at law, in equity or under the Purchase and Sale Agreement for damages that the Purchaser may incur as a result of any of Seller's or Landlord's representations being inaccurate if (a) Purchaser knew or should have known on or before this date that such representation was not accurate, or (b) Purchaser's damages are reasonably estimated aggregate less than $25,000.


                                     THE PRUDENTIAL INSURANCE
                                     COMPANY OF AMERICA


                                     By:___________________________________
                                        Bernard C. Buchholz, Vice President

                                    EXHIBIT I
                                NOTICE TO TENANTS

                        , 1997




RE:  Notice of Change of Ownership of _________________
     Property Address   (City, State)


Dear _____________:

You are hereby notified as follows:

(1) That as of the date hereof, The Prudential Insurance Company of America has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the "Property") to MERIDIAN INDUSTRIAL TRUST, INC. (the "New Owner").

(2) Future rental payments with respect to your lease premises at the Property should be made to the New Owner in accordance with your Lease terms at the following address:

           Meridian Industrial Trust, Inc.
           455 Market Street, 17th Floor
           San Francisco, CA 94105

(3) Your security deposit in the amount of $_________ has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

Sincerely,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: ___________________________________
    Bernard C. Buchholz, Vice President

                                    EXHIBIT J
                              NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential"), the undersigned hereby certifies the following on behalf of Prudential:


          1. Prudential is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

          2.   Prudential's U.S. employer identification number is 22-1211670;
               and

          3. Prudential's office address is 751 Broad Street, Newark, New Jersey, 07102-3777.

Prudential understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
The undersigned officer of Prudential declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Prudential.


Dated: _____________, 1997.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA,  a New Jersey corporation


By:_________________________________________
Name: Bernard C. Buchholz
Title:   Vice President

STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )


This instrument was acknowledged before me on ____________, 1997 by Bernard C. Buchholz, Vice President of The Prudential Insurance Company of America, a New Jersey corporation, on behalf of said corporation.



                                        ______________________________________
                                        Notary Public, State of Illinois
                                        MY COMMISSION EXPIRES:

                                  EXHIBIT K
                        SELLER'S ERISA REPRESENTATION


             , 1997



MERIDIAN INDUSTRIAL TRUST, INC.
455 Market Street, 17th Floor
San Francisco, CA 94105

Re:   Industrial Sale Package

Dear       :

To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, The Prudential Insurance Company of America, a New Jersey corporation ("Seller") hereby represents and warrants to MERIDIAN INDUSTRIAL TRUST, INC. that Seller is a "fiduciary" and an "investment manger" of certain pooled asset separate accounts as those terms are defined under the Employee Retirement Income Security Act of 1974, as amended and is applicable to regulations as issued by the Department of Labor and the Internal Revenue Service ("ERISA"). Seller further represents :

1. The Property listed in Exhibits A-1, A-2 and A-11 through A-14 is not part of Seller's pooled asset separate accounts which are subject to ERISA.

2. Seller holds the Property in Seller's General Account as part of Seller's corporate investments managed for its own interest.


The Prudential Insurance Company
of America



By:___________________________
Bernard Buchholz, Vice President

                                    EXHIBIT L
                          BUYER'S ERISA REPRESENTATION

       , 1997


Mr. Bernard C. Buchholz, Vice President
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA
Prudential Plaza, Suite 1300
Chicago, Illinois 60601

Re:    Industrial Sale Package

Dear Mr. Buchholz:
To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, MERIDIAN INDUSTRIAL TRUST, INC. , a Maryland ("Buyer") hereby represents and warrants to The Prudential Insurance Company ("Seller") that:

Upon Buyer's acquisition of the Property, the Property shall not constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, because one or more of the following circumstances is true:

Equity interest in Buyer are publicly offered securities, within the meaning of 20 C.F.R. Section 2510.3-101(b)(2); or

Less than twenty-five (25%) of all equity interests in Buyer are held by "benefit plan investors" within the meaning of 29 C.F.R. Section
2510.3-101(f)(2); or

Buyer qualifies as an "operating company", "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101 (c), (d) or (e).

Buyer is not a "governmental plan" within the meaning of Section 3(32) of ERISA and the purchase of the Property by Buyer is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

MERIDIAN INDUSTRIAL TRUST, INC.


By:_________________________
Name:_______________________
Title:______________________

                                   EXHIBIT M
                              PENDING LITIGATION

                                     NONE

                                   EXHIBIT N
                             NOTICE OF VIOLATIONS

                                     NONE


THIS NOTICE IS NOT INTENDED TO BE A LISTING OF ALL VIOLATIONS RELATING TO THE PROPERTY BUT RATHER A LISTING OF THOSE VIOLATIONS KNOWN TO OFFICERS OF SELLER LOCATED IN CHICAGO, ILLINOIS.

                                   EXHIBIT O
                           LIST OF SERVICE CONTRACTS

                            NONE TO BE TRANSFERRED

                                   EXHIBIT P
                             DESIGNATED EMPLOYEES

        THE NAME OF THE DESIGNATED EMPLOYEES IS UNKNOWN AT THIS TIME.

                                EXHIBIT Q
                 LIST OF ENVIRONMENTAL REPORTS OR SURVEYS


EXHIBIT                        ENVIRONMENTAL REPORTS
-------                        ----------------------

A-1  EXCHANGE SERVICE CENTER  Asbestos Survey Report (10/85)

A-2  HIGHLAND SERVICE CENTER  Asbestos-Containing Materials Survey (10/91)
                              Phase I Environmental Assessment (10/91)
                              Phase II Environmental Assessment (12/91)
                              Hazardous Materials Survey included in Tree of
                              Life, Inc. d/b/a Gourmet Award Foods
                              Southwest tenant lease (2/95)

A-11 PINEMONT DISTRIBUTION    Level I Environmental Assessment (1/90)
                              Environmental Assessment Follow-Up (3/92)
                              Asbestos Engineering & Hygiene Services Proposal
                              Revision #1 (6/92)
                              Project Summary Report for Asbestos Removal (8/92)

A-12 PERIMETER DISTRIBUTION   Reconnaissance Environmental Assessment(4/88)
                              Level I Environmental Assessment (7/91) - DRAFT
                              Survey for Location of Asbestos-Containing
                              Materials - Final (1/92)
                              Environmental Surface & Subsurface Assessment
                              (2/92) - DRAFT
                              Disposal of Soil Cuttings & Purge Water Proposal
                              (3/93)
                              Phase II Subsurface Investigation (11/92)
                              Phase II Environmental Site Assessment (6/95)

A-13 BRITTMORE DISTRIBUTION   Environmental Assessment (11/87)

A-14 PINE NORTH DISTRIBUTION  Preliminary Summary of Findings: Environmental
                              Consultation (6/89) w/ Environmental Assessment
                              (5/89)


THIS MAY NOT BE A LISTING OF ALL ENVIRONMENTAL REPORTS OR SURVEYS WHICH SELLER MAY HAVE WHICH RELATE TO THE PROPERTY. DUE TO SOME OF SELLER'S FILES BEING LOST, SELLER CANNOT REPRESENT THIS LIST IS COMPLETE.

                                      EXHIBIT R
                                   AUDIT DOCUMENT LIST


1. COPIES OF PROPERTY OPERATING STATEMENTS AND ACCESS TO YEAR-TO-DATE GENERAL LEDGERS (OR ACCESS TO BOOKS OF ORIGINAL ACCOUNTING RECORDS) FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE PERIOD FROM JANUARY 1, 1997 TO THE CLOSING DATE.

2. COPIES OF PROPERTY RENT ROLLS FOR MARCH, AUGUST AND DECEMBER 1996, JANUARY 1997 AND THE CALENDAR MONTH IMMEDIATELY PRECEDING THE MONTH IN WHICH THE CLOSING OCCURS.

3. ACCESS TO LEASES FOR ALL TENANTS IN OCCUPANCY OF THE PROPERTY DURING 1996 AND 1997.

4. ACCESS TO BANK STATEMENTS AND CASH RECEIPTS DOCUMENTS (CHECK COPIES AND DEPOSIT SLIPS) SUPPORTING RECORDED REVENUES FOR MARCH, AUGUST, AND DECEMBER 1996, JANUARY 1997 AND THE CALENDAR MONTH IMMEDIATELY
   PRECEDING THE MONTH IN WHICH THE CLOSING OCCURS.

5. ACCESS TO DETAIL UNPAID RENT AND OTHER CHARGES AS OF DECEMBER 31,
   1996, AND MOST RECENT DATE AVAILABLE PRIOR TO THE CLOSING DATE, ALONG WITH DOCUMENTATION SUPPORTING SUBSEQUENT COLLECTION EXPLANATIONS AND/OR UNCOLLECTED BALANCES.

6. COPIES OF 1996 AND 1997 OPERATING EXPENSE PASS-THROUGH RECONCILIATION STATEMENTS AND RELATED ADJUSTMENTS.

7. ACCESS TO INVOICES SUPPORTING OPERATING EXPENSES PAID BY TENANTS IN 1996 AND 1997.

8. COPIES OF REAL PROPERTY TAX BILLS FOR THE TAX YEAR ENDED DECEMBER 31, 1996 AND FOR THE PERIOD FROM JANUARY 1, 1997 TO THE CLOSING DATE.

9. SCHEDULE OF ALL TENANTS GRANTED FREE RENT INCLUDING AMOUNTS GRANTED DURING 1996 AND 1997, TO THE EXTENT SUCH A SCHEDULE EXISTS.


BUYER RECOGNIZES THAT THESE RECORDS WILL NOT BE LOCATED IN THE SAME OFFICE BUT ARE LIKELY TO BE SPREAD OVER A NUMBER OF OFFICES IN DIFFERENT STATES.

                                  FIRST AMENDMENT TO
                             PURCHASE AND SALE AGREEMENT


         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("First Amendment") is entered into as of July 7, 1997 by and between Meridian Industrial Trust, Inc., a Maryland corporation ("Buyer"), and The Prudential Insurance Company of America, a New Jersey corporation ("Seller").

                                       RECITALS

         A. Buyer and Seller entered into that certain Purchase and Sale Agreement, dated as of May 29, 1997 (the "Agreement"), for the purchase and sale of real property designated as "Industrial Package Sale - Texas Properties" as more particularly described on Exhibit A to the Agreement, together with certain personal property, lease interests and intangible property, all as more particularly described in the Agreement.

         B. Buyer and Seller now desire to modify the Agreement as provided herein.

         C. Capitalized terms in this First Amendment not defined herein shall have the meanings ascribed to them in the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Buyer and Seller agree as follows:

         1. DUE DILIGENCE PERIOD. The expiration date of the Due Diligence Period is extended from July 7, 1997 to and including July 22, 1997. In addition, the date "July 7, 1997" where it appears in Section 4.3 of the Agreement is deleted and replaced with the phrase "the end of the Due Diligence Period".

         2. CLOSING DATE. Seller acknowledges that the Closing Date has been extended until September 30, 1997 (I.E., the Option Closing Date) pursuant to Election Notice duly given by Buyer.

         3. CONFLICT IN TERMS. In the event of any conflict or inconsistency between the terms and conditions of this First Amendment and the terms and conditions of the Agreement, the terms and conditions of this First Amendment shall govern and control the rights and obligations of the parties hereto.

         4. EFFECT OF FIRST AMENDMENT. Except as expressly modified herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

         5. COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This First Amendment may be executed via telecopied signatures with original signatures to follow.

         IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the date first above written.

                             BUYER

                             MERIDIAN INDUSTRIAL TRUST, INC.,
                             a Maryland corporation


                             By:  ______________________________

                             Its: ______________________________


                             SELLER

                             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                             By:  ______________________________
                                  Bernard C. Buchholz
                             Its: Vice President

                                 SECOND AMENDMENT TO
                             PURCHASE AND SALE AGREEMENT


               THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Second Amendment") is entered into as of July 22, 1997 by and between Meridian Industrial Trust, Inc., a Maryland corporation ("Buyer"), and The Prudential Insurance Company of America, a New Jersey corporation ("Seller").

                                       RECITALS

               A. Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of May 29, 1997, and that certain First Amendment thereto dated as of July 7, 1997 (the "First Amendment") (jointly, the "Agreement"), for the purchase and sale of real property designated "Industrial Package Sale - Texas Properties", as more particularly described on Exhibit A to the Agreement, together with certain personal property, lease interests and intangible property, all as more particularly described in the Agreement.

               B. Buyer and Seller now desire to modify the Agreement as provided herein.

               C. Capitalized terms in this Second Amendment not defined herein shall have the meanings ascribed to them in the Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, Buyer and Seller agree as follows:

               1. DUE DILIGENCE PERIOD. The expiration date of the Due Diligence Period is extended from July 22, 1997 to and including August 5, 1997.

               2. CONFLICT IN TERMS. In the event of any conflict or inconsistency between the terms and conditions of this Second Amendment and the terms and conditions of the Agreement, the terms and conditions of this Second Amendment shall govern and control the rights and obligations of the parties hereto.

               3. EFFECT OF SECOND AMENDMENT. Except as expressly modified herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

               4. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This Second Amendment may be executed via telecopied signatures with original signatures to follow.

               IN WITNESS WHEREOF, Buyer and Seller have executed this Second Amendment as of the date first above written.

                                   BUYER

                                   MERIDIAN INDUSTRIAL TRUST, INC.,
                                   a Maryland corporation


                                   By:  ______________________________
                                        Robert A. Dobbin
                                        Secretary


                                   SELLER

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                                   By:  ______________________________
                                        Bernard C. Buchholz
                                   Its: Vice President

                                  THIRD AMENDMENT TO
                             PURCHASE AND SALE AGREEMENT


               THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Third Amendment") is entered into as of August 5, 1997 by and between Meridian Industrial Trust, Inc., a Maryland corporation ("Buyer"), and The Prudential Insurance Company of America, a New Jersey corporation ("Seller").

                                       RECITALS

               A. Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of May 29, 1997, that certain First Amendment thereto dated as of July 7, 1997, and that certain Second Amendment thereto dated July 22, 1997 (collectively, the "Agreement"), for the purchase and sale of real property designated "Industrial Package Sale - Texas Properties", as more particularly described on Exhibit A to the Agreement, together with certain personal property, lease interests and intangible property, all as more particularly described in the Agreement.

               B. Buyer and Seller now desire to modify the Agreement as provided herein.

               C. Capitalized terms in this Third Amendment not defined herein shall have the meanings ascribed to them in the Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, Buyer and Seller agree as follows:

               1. DUE DILIGENCE PERIOD. The expiration date of the Due Diligence Period is extended from August 5, 1997 to and including August 20, 1997.

               2. CONFLICT IN TERMS. In the event of any conflict or inconsistency between the terms and conditions of this Third Amendment and the terms and conditions of the Agreement, the terms and conditions of this Third Amendment shall govern and control the rights and obligations of the parties hereto.

               3. EFFECT OF THIRD AMENDMENT. Except as expressly modified herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

               4. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This Third Amendment may be executed via telecopied signatures with original signatures to follow.

               IN WITNESS WHEREOF, Buyer and Seller have executed this Third Amendment as of the date first above written.

                                   BUYER

                                   MERIDIAN INDUSTRIAL TRUST, INC.,
                                   a Maryland corporation


                                   By:  ______________________________
                                        Robert A. Dobbin
                                   Its: Secretary


                                   SELLER

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                                   By:  ______________________________
                                        Bernard C. Buchholz
                                   Its: Vice President